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              IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                         IN AND FOR NEW CASTLE COUNTY

JOHN WINSTON,                                        )
                                                     )
                  Plaintiff,                         ) C.A. Nos. 14807 & 15416
                                                     )
                  V.                                 )
                                                     )
LEONARD S. MANDOR, ROBERT A.                         )
MANDOR, JOAN LEVINE, HARVEY                          )
JACOBSON, GREGORY MCMAHON,                           )
GEOFFREY S. AARONSON,                                )
MILESTONE PROPERTIES, INC. and                       )
CONCORD ASSETS GROUP, INC.,                          )
                                                     )
                  Defendants.                        )


                     STIPULATION AND AGREEMENT OF SETTLEMENT


         THIS STIPULATION AND AGREEMENT OF SETTLEMENT (together with all exhibits, the "Stipulation") is entered into this 30th day of October, 1997 by and among (i) JOHN WINSTON (the "Plaintiff"), suing on his own behalf, purportedly on behalf of all holders of the $.78 Convertible Series A preferred stock, par value $.01 per share (the "MPI Preferred Stock") of MILESTONE PROPERTIES, INC. ("MPI"), a Delaware corporation, and derivatively on behalf of MPI, and (ii) LEONARD S. MANDOR, ROBERT A. MANDOR, JOAN LEVINE, HARVEY JACOBSON, GREGORY MCMAHON, GEOFFREY S. AARONSON, MPI and CONCORD ASSETS GROUP, INC., a Delaware corporation ("Concord") (collectively, the "Defendants") through their undersigned counsel.



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                  WHEREAS:

         A. MPI, through its own operations and those of its subsidiaries, is engaged in the business of acquiring, owning, managing and developing real estate, and other real estate related businesses.

         B. Defendant Concord is a company wholly-owned by Defendants Robert A. Mandor and Leonard S. Mandor (together, the "Concord Defendants").

         C. The individual Concord Defendants and Defendants Geoffrey Aaronson, Harvey Jacobson and Gregory McMahon are directors and executive officers of MPI, and at the time of the Transactions (as defined herein) were, along with Defendant Joan LeVine, directors and executive officers of MPI.


         D. Defendants Geoffrey Aaronson, Harvey Jacobson and Gregory McMahon were the only members of the Related Party Transaction Committee of MPI's Board of Directors, which committee was appointed by the Board to evaluate the fairness of possible transactions with parties related to MPI, including the Acquisition (as defined herein) challenged by the Plaintiff, at the time of the Transactions.

         E. In September 1995, MPI distributed to each holder of MPI common stock, par value $.01 per share (the "MPI Common Stock"), and to each holder of MPI Preferred Stock, a Proxy Statement - Information Statement dated September 12, 1995 (the "Proxy Statement") describing certain transactions to be considered and approved at a Special Meeting of MPI's stockholders held on October 23, 1995, whereby: (i) MPI would acquire certain wraparound


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notes, wraparound mortgages and fee interests from subsidiaries and affiliates of Concord in exchange for $500,005 in cash and the issuance to such subsidiaries and affiliates of Concord of 2,544,654 shares of MPI Common Stock (the "Acquisition"); (ii) 16 properties owned by MPI would be transferred (the "Transfer") to Union Property Investors, Inc. ("UPI"), a Delaware corporation and a then wholly-owned subsidiary of MPI; and (iii) UPI would be recapitalized (the "Recapitalization") and thereafter, all of the outstanding shares of UPI's Common Stock would be distributed to the holders of MPI Common Stock (the "MPI Common Stockholders") on a share-for-share basis and for no consideration (the "Spin-Off") (the Acquisition, the Transfer, the Recapitalization, the Spin-Off, and the transactions contemplated thereby, including, without limitation, the actions undertaken at and in connection with the Special Meeting of MPI's stockholders held on October 23, 1995, and the documents prepared in connection therewith, including, without limitation, the Proxy Statement, are collectively referred to herein as the "Transactions"). The Acquisition required the approval of a majority of the shares of MPI Common Stock, and the Transfer and Spin-Off were contingent on the approval of the Acquisition. On October 23, 1995, the MPI Common Stockholders approved the Acquisition. The Transfer and the Spin-Off were completed in October 1995 and November 1995, respectively.

         F. On January 30, 1996, the Plaintiff, a holder of MPI Preferred Stock, filed a purported class action complaint (the "Complaint") on behalf of all holders of shares of MPI Preferred Stock (the "MPI Preferred Stockholders") in the Delaware Court of Chancery (the "Court"), Civil Action No. 14807, claiming that the Transactions breached the Defendants' fiduciary duty and an implied obligation of good faith owed to the holders of the MPI Preferred


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Stock (the "First Action"). The Plaintiff generally alleged that by causing MPI to engage in the Transactions, the Defendants improperly benefited the Concord Defendants at the expense of the MPI Preferred Stockholders. On February 12, 1996, the Defendants moved to dismiss the Complaint pursuant to Chancery Court Rule 12(b)(6) for failure to state a claim.

         G. The Plaintiff filed an Amended Class Action Complaint on June 5, 1996 (the "Amended Complaint") that included additional counts challenging the Transactions as violating Section 271 of the Delaware General Corporation Law ("Section 271") and several provisions of the Certificate of Designations governing the MPI Preferred Stock (the "Certificate of Designations"). On June 19, 1996, the Defendants moved to dismiss the Amended Complaint. On October 25, 1996, the Court ruled that the remedy of rescission would not be available in the action. See Winston v. Mandor, Del. Ch., C.A. No. 14807, Steele, V.C.

         H. While the remainder of the Defendants' motion to dismiss was before the Court, the Plaintiff, on December 9, 1996, filed a second action against the same defendants', Civil Action No. 15416 (the "Second Action"), and sought dismissal, without prejudice, of the First Action (collectively, the "Actions"). The Second Action contained a single claim alleging that the Transactions constituted a breach of fiduciary duty to the MPI Preferred Stockholders. The Defendants moved to dismiss, or in the alternative, to stay the Second Action.

         I. By Memorandum Opinion and Order dated May 12, 1997, the Court granted in part and denied in part the Defendants' motions to dismiss. The Court dismissed the Second Action in its entirety, dismissed the breach of fiduciary duty claim in the First Action for failure to state a claim, and dismissed the
Section 271 claim on the ground that the Plaintiff had no


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standing to sue under such section. The Court also denied the motion to dismiss the Plaintiff's contractual claims in the First Action against MPI alleging breaches of the Certificate of Designations, and granted leave to further amend the Amended Complaint to assert a derivative claim challenging the fairness of the Acquisition to MPI. The Plaintiff subsequently filed an amended complaint asserting such a claim.

         J. On June 4, 1997, the Plaintiff appealed the May 12, 1997 Order of the Court (the "Appeal"). The Defendants moved to dismiss the Plaintiff's appeal and cross-appealed from the portion of the Order which denied the motion to dismiss certain causes of action (the "Cross-Appeal"). During the pendency of the Appeal and the Cross-Appeal, the parties negotiated a proposed settlement which would dispose of all aspects of the pending litigation, and on July 3, 1997, the Plaintiff requested that the Supreme Court of the State of Delaware (the "Supreme Court") extend the briefing schedule. Upon executing this Stipulation, the parties will ask the Supreme Court to remand the matter to the

Court for consideration of the terms of this Stipulation and the actions to be undertaken hereby (the "Settlement") as required by Chancery Court Rules 23(e) and 23.1.

         K. Pursuant to the terms of the Settlement, if approved and consummated, Concord will form a wholly-owned Delaware subsidiary, Concord Milestone Preferred, Inc. ("CMP"), for the purpose of (i) issuing shares of preferred stock, par value $.01 per share (referred to herein alternatively as the "CMP Preferred Stock" and the "Settlement Shares") of CMP to Settlement Consideration Recipients (as defined herein) in exchange for their shares of MPI Preferred Stock pursuant to the terms set forth herein, (ii) redeeming the shares of CMP Preferred Stock pursuant to the terms hereof and the terms of the Certificate of Incorporation of CMP, the provisions of


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which shall be substantially in the form of Exhibit A annexed hereto, and (iii)
to dividend or distribute to Concord the shares of MPI Preferred Stock to be received by CMP in the exchange described in the preceding clause (i).

         L. The Plaintiff enters into this Stipulation after taking into account
(i) the benefits to the MPI Preferred Stockholders and MPI from the Settlement,
(ii) the risks of continued litigation, (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation, and
(iv) the conclusion by the Plaintiff and his counsel that the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of MPI and the MPI Preferred Stockholders.

         M. The Defendants enter into this Stipulation after taking into account
(i) the Settlement's beneficial impact on the MPI Common Stockholders by precluding claims of MPI Preferred Stockholders relating to the right of MPI Preferred Stockholders to convert their shares into MPI Common Stock at a higher ratio as part of the Transactions, (ii) the elimination of liability for claims or potential claims by the MPI Preferred Stockholders and derivative claims by the stockholders of MPI relating to, or arising from, the Transactions, and
(iii) avoiding delay and significant expenses associated with continued litigation.

         N. The Defendants have denied and continue to deny that any of them has committed or has threatened to commit any violations of law or breaches of duty to MPI, the Plaintiff or the MPI Preferred Stockholders, but because of the expense, inconvenience and uncertainty of continued litigation, consider it desirable that the Actions be settled and dismissed.



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         O. The parties hereto desire to settle and dismiss with prejudice the
Actions and any and all claims that have been or could have been asserted therein directly or indirectly by any and all members of the Settlement Class (as defined herein) and any derivative claims arising out of or relating to the Transactions (the "Settlement Claims") on the terms and subject to the conditions set forth in this Stipulation.

         NOW THEREFORE, the parties hereto agree as follows, subject to court approval as set forth below:
                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 Definitions. As used in this Stipulation, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Stipulation as a whole and not to any particular Article, Section or other subdivision;

         (b) the words "including," "include," and "includes" followed by one or more examples are intended to be illustrative and shall not be deemed to limit the scope of the classification or category to the examples listed, and shall be read to mean "including, without limiting the scope or generality of the foregoing;" and

         (c) the following capitalized terms shall have the meanings respectively assigned to them below, and include the plural as well as the singular:

         "Acquisition" shall have the meaning set forth in the Recitals;

         "Actions" shall have the meaning set forth in the Recitals;


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         "Aggregate Redemption Price" shall have the meaning set forth in
Section 2.1;

         "Amended Complaint" shall have the meaning set forth in the Recitals;

         "Appeal" shall have the meaning set forth in the Recitals;

         "Business Day" is a day on which the New York Stock Exchange is open for trading;

         "Cash Payment" shall have the meaning set forth in Section 2.1;

         "Claims" shall have the meaning set forth in the Section 3.1;


         "CMP" shall have the meaning set forth in the Recitals;

         "CMP Certificates" shall have the meaning set for in Section 4.6;

         "CMP Preferred Stock" shall have the meaning set forth in the Recitals;

         "CMP Preferred Stockholder" shall have the meaning set forth in Section 2.2;

         "Complaint" shall have the meaning set forth in the Recitals;

         "Concord" shall have the meaning set forth in the Introduction;

         "Concord Defendants" shall have the meaning set forth in the Recitals;

         "Court" shall have the meaning set forth in the Recitals;

         "Cross-Appeal" shall have the meaning set forth in the Recitals;

         "Current Redemption Price" shall have the meaning set forth in Section 2.2;

         "Defendants" shall have the meaning set forth in the Introduction;

         "Defendants' Affiliates" shall have the meaning set forth in Section
3.1;

         "Exchange Act" means the Securities Exchange Act of 1934, as amended;

         "Exchange Agent" shall have the meaning set forth in Section 4.6;

         "Final Opt-Out Date" shall have the meaning set forth in Section 4.3;

         "Final Order" shall have the meaning set forth in Section 4.5;

         "First Action" shall have the meaning set forth in the Recitals;


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         "Letter of Credit" shall have the meaning set forth in Section 2.2;

         "Letter of Transmittal" shall have the meaning set forth in Section
4.6;

         "Liquidation Preference" shall have the meaning set forth in Section
2.2;


         "Mandatory Redemption Date" shall have the meaning set forth in Section 2.2;

         "MPI" shall have the meaning set forth in the Introduction;

         "MPI Certificate" shall have the meaning set forth in Section 4.6;

         "MPI Common Stock" shall have the meaning set forth in the Recitals;

         "MPI Common Stockholders" shall have the meaning set forth in the Recitals;

         "MPI Preferred Stock" shall have the meaning set forth in the Introduction;

         "MPI Preferred Stockholders" shall have the meaning set forth in the Recitals;

         "Opt-Out Shares" are shares of MPI Preferred Stock held by Record MPI Preferred Stockholders who (i) formally file a notice in the manner set forth in
Section 4.3 herein informing the Court of their desire to opt out of the Settlement and not be considered members of the Settlement Class and (ii) do not sell, transfer, assign or otherwise convey such shares of MPI Preferred Stock prior to the Settlement Effective Date;

         "Optional CMP Redemption" shall have the meaning set forth in Section 2.2;

         "Plaintiff" shall have the meaning set forth in the Introduction;

         "Potential Settlement Class Members" means all holders of shares of MPI Preferred Stock as of October 23, 1995 and their successors in interest through the Settlement Effective Date, including the Record MPI Preferred Stockholders but excluding Defendants and Defendants' Affiliates;

         "Recapitalization" shall have the meaning set forth in the Recitals;

         "Record Date" shall have the meaning set forth in Section 4.2;


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         "Record MPI Preferred Stockholders" means all holders of shares of MPI
Preferred Stock as of the Record Date, excluding Defendants and Defendants' Affiliates;



         "Redemption Price" shall have the meaning set forth in Section 2.2;

         "Released Persons" shall have the meaning set forth in Section 3.1;

         "Scheduling Order" shall have the meaning set forth in Section 4.1;

         "SEC" shall mean the Securities and Exchange Commission;

         "Second Action" shall have the meaning set forth in the Recitals;

         "Section 271" shall have the meaning set forth in the Recitals;

         "Settled Claims" shall have the meaning set forth in Section 3.1;

         "Settlement" shall have the meaning set forth in the Recitals;

         "Settlement Claims" shall have the meaning set forth in the Recitals;

         "Settlement Class" means all Potential Settlement Class Members who do not opt out of the Settlement, temporarily certified by the Court solely for purposes of the Settlement;

         "Settlement Consideration" means the Cash Payment together with the Settlement Shares to be paid to the Settlement Consideration Recipients;

         "Settlement Consideration Recipients" means Settlement Class members who own shares of MPI Preferred Stock as of the Settlement Effective Date;

         "Settlement Effective Date" means the date on which the Final Order approving the Settlement becomes final and is no longer subject to appeal, whether by the passage of time, affirmance on appeal or otherwise;

         "Settlement Hearing" shall have the meaning set forth in Section 4.4;

         "Settlement Notice" shall have the meaning set forth in Section 4.1;

         "Settlement Shares" shall have the meaning set forth in Section 2.1;


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         "Spin-Off" shall have the meaning set forth in the Recitals;

         "Stipulation" shall have the meanings set forth in the Introduction;

         "Supreme Court" shall have the meaning set forth in the Recitals;

         "Transactions" shall have the meaning set forth in the Recitals;

         "Transfer" shall have the meaning set forth in the Recitals; and

         "UPI" shall have the meaning set forth in the Recitals.


                                   ARTICLE II

          THE EXCHANGE OF MPI PREFERRED STOCK FOR THE CASH PAYMENT AND
                              CMP PREFERRED STOCK

         Section 2.1 Settlement Consideration. As of the Settlement Effective Date, each Settlement Consideration Recipient shall, in exchange for the transfer to CMP of each share of MPI Preferred Stock held by such Settlement Consideration Recipient as of the Settlement Effective Date, be entitled to receive $0.75 in cash (the "Cash Payment") plus one duly authorized, validly issued, fully paid and non-assessable share of CMP Preferred Stock.

         Section 2.2 CMP Preferred Stock. The terms of the CMP Preferred Stock shall be set forth in CMP's Certificate of Incorporation substantially in the form annexed hereto as Exhibit A, which shall be filed with the State of Delaware prior to the Settlement Effective Date and shall, without limitation, provide that:
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         (a) Each share of CMP Preferred Stock shall have no dividend, distribution, preemptive or voting rights, and other than as specifically provided herein and in CMP's Certificate of Incorporation, no redemption or liquidation rights;


         (b) Each share of CMP Preferred Stock shall have a liquidation preference (the "Liquidation Preference") of $2.25;

         (c) Each share of CMP Preferred Stock shall be subject to optional redemption ("Optional CMP Redemption") by the Board of Directors of CMP who, in their sole discretion, shall be authorized to redeem all or any of the shares of CMP Preferred Stock at a redemption price of $2.25 per share (the "Redemption Price") at any time, and from time to time, prior to the Mandatory Redemption Date;

         (d) At any time, and from time to time, on or after the Settlement Effective Date and prior to the Mandatory Redemption Date (as defined herein), any holder of shares of CMP Preferred Stock (the "CMP Preferred Stockholders") may require CMP to redeem any or all of the shares of CMP Preferred Stock issued in the name of such CMP Preferred Stockholder at the applicable per share redemption prices set forth in the Certificate of Incorporation of CMP (the "Current Redemption Price") by delivering to CMP a completed letter of transmittal (a blank form of which shall be sent to CMP Preferred Stockholders, upon request) together with the duly endorsed certificate representing the CMP Preferred Stock, along with any other documents required by the letter of transmittal for such redemption. Upon receipt of such documents, CMP will redeem such shares and will pay to such stockholder an amount equal to the product of the number of shares being redeemed and the Current Redemption Price in effect on the date of CMP's receipt of such letter of transmittal.


         (e) Each share of CMP Preferred Stock outstanding on the fifth anniversary of the Settlement Effective Date (the "Mandatory Redemption Date") shall be redeemed by CMP at the Redemption Price;


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         (f) The obligation of CMP to redeem CMP Preferred Stock pursuant to the terms of this Stipulation shall be secured by a letter of credit (the "Letter of Credit"), substantially in the form annexed hereto as Exhibit B, from a commercial bank located in New York City with assets in excess of $1,000,000,000, which Letter of Credit shall be in a face amount equal to no less than the product of the number of Settlement Shares outstanding at any given time multiplied by the Redemption Price (the "Aggregate Redemption
Price"). The face amount of the Letter of Credit may be adjusted downward from time to time upon the redemption by CMP of shares of Settlement Stock, provided however, that the face amount of the Letter of Credit may not be adjusted more than once per period during each of the following periods: when the number of Settlement Shares outstanding is between (i) 80% and 61% of the number of Settlement Shares originally issued, (ii) 60% and 41% of the number of Settlement Shares originally issued, and (iii) 40% and 20% of the number of Settlement Shares originally issued; and

         (g) An authorized representative (the "Authorized Representative") designated by Plaintiff's counsel and reasonably acceptable to the Defendants shall be authorized to draw down funds from the Letter of Credit for and on behalf of the CMP Preferred Stockholders. In the case of redemptions requested by CMP Preferred Stockholders, CMP shall send a certificate to the Authorized Representative every 3 months, which certificate shall be signed by an executive officer of CMP and shall set forth (i) the number of completed letters of transmittal which have been returned to CMP during such period requesting redemption of shares of CMP Preferred Stock, (ii) the dates on which such letters of transmittal were received by CMP, and (iii) the number of shares of CMP Preferred Stock which were requested to be redeemed by CMP with respect to each completed letter of transmittal and the number of shares of CMP Preferred Stock which, as of the date of the certificate, had been redeemed and paid for by CMP. The


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Authorized Representative shall be authorized to draw down such amounts from the
Letter of Credit as are needed to pay the Redemption Price for any shares of CMP Preferred Stock which are not redeemed and paid for by CMP within 30 days of CMP's receipt of a completed letter of transmittal; provided, however, that the Authorized Representative shall notify CMP in writing at least ten days prior to the date on which the Authorized Representative intends to draw down any such amounts.

         CMP shall, within ten days after the Mandatory Redemption Date, send a certificate to the Authorized Representative, which certificate shall be signed by an executive officer of CMP, confirming that all of the remaining outstanding shares of CMP Preferred Stock were redeemed on the Mandatory Redemption Date and the payments therefor were made to the holders thereof. If the Authorized Representative does not receive any such certificate within the time period specified, or if CMP notifies the Authorized Representative in writing that it will not or did not undertake such redemptions, the Authorized Representative shall be authorized to draw down such amounts from the Letter of Credit as are needed to pay the Redemption Price for any shares of CMP Preferred Stock which remain outstanding.


                                   ARTICLE III

                               DISCHARGE OF CLAIMS

         Section 3.1 Release of Claims. In consideration of the benefits to MPI and the Settlement Class described in the Recitals and Section 2.1 hereof, and subject to the approval of the Court as provided for herein, MPI, each Settlement Class member and, with respect only to derivative claims made on behalf of MPI, MPI and its stockholders, shall fully, finally and forever compromise, settle, release and dismiss with prejudice pursuant to the terms and


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conditions set forth herein, any and all claims, rights, demands, liabilities, actions, causes of action, suits, damages, losses, obligations, matters and issues, whether asserted or unasserted, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, material or immaterial (collectively, the "Claims") which (a) have been, could have been or in the future can or might be asserted in the Actions (including, without limitation, claims arising under the federal securities laws), by or on behalf of MPI, the Plaintiff or any members of the Settlement Class, whether individual, class, derivative, representative legal, equitable or of any other type or in any other capacity which have been or could have been asserted in the Actions or against any of the Defendants in the Actions or any of their families, affiliates, associates and subsidiaries, and each of their respective present or former officers, directors, stockholders, agents, employees, attorneys, representatives, financial and other advisors, investment or commercial bankers, trustees, general and limited partners and partnerships, heirs, executors, personal representatives, estates, administrators, predecessors, successors and assigns (collectively, the "Defendants' Affiliates") and any other person or entity acting for or on behalf of any Defendant (collectively, the "Released Persons"), and (b) which arise out of or relate in any manner whatsoever, directly or indirectly, to any of the allegations, facts, events, transactions, occurrences, acts, representations, statements, misrepresentations or omissions, or any other matter, thing or cause whatsoever, or any series thereof, involved, embraced, set forth or otherwise referred or related directly or indirectly to the Transactions, the Actions, any complaint in the Actions, the adjustment made to the conversion ratio for the MPI Preferred Stock in connection with the Transactions, or any public filings or other statements that were issued in connection with the Transactions by any Released Person in the Actions (the Claims described in the preceding clauses
(a) and (b) shall collectively be referred to herein as the "Settled


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Claims"). The Settled Claims do not include claims arising pursuant to this
Stipulation or the rights conferred upon the CMP Preferred Stock by this Stipulation, by the Certificate of Incorporation of CMP, or by law.

                                   ARTICLE IV

                                 IMPLEMENTATION

         Section 4.1 The Scheduling Order. Forthwith after this Stipulation has been signed with due authorization by all counsel for the parties, counsel for the parties shall jointly submit this Stipulation to the Court and shall jointly apply for a scheduling order substantially in the form annexed hereto as Exhibit C (the "Scheduling Order") establishing a date for a hearing to determine the fairness and adequacy of the Settlement, granting conditional class certification, and approving the proposed Notice of Pendency of Class and Derivative Action Proposed Settlement, Settlement Hearing and Right to Appeal to the Settlement Class (the "Settlement Notice") in substantially the form annexed hereto as Exhibit D. The parties hereto hereby consent to the conditional certification of the Settlement Class solely for the purposes of this Stipulation as set forth herein. In the event that this Stipulation shall terminate or be cancelled, or the Settlement shall not become effective for any reason, the conditional class certification and notice order described in this
Section 4.1 shall be vacated and Defendants shall be free to assert any claims or defenses with respect to any subsequent action or proceeding involving or relating to class certification.

         Section 4.2 Notice of Proposed Settlement. MPI shall set a record date (the "Record Date"), which shall be no later than the 15th day following entry of the Scheduling Order, to


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determine the MPI Common Stockholders who shall be entitled to receive the
Settlement Notice and to determine the Potential Settlement Class Members who shall be afforded an opportunity to opt out of the Settlement. Promptly after the Record Date, MPI shall cause the Settlement Notice to be sent to the Plaintiff, each Potential Settlement Class Member, and each MPI Common Stockholder as of the Record Date in the manner directed and approved by the Court. Costs of printing, mailing and publication of the Settlement Notice shall be paid by MPI. MPI will instruct its transfer agent to send a copy of the Settlement Notice together with any certificates of shares of MPI Preferred Stock issued after the Record Date. The Settlement Notice shall direct brokers, nominees and others who hold of record for the account of another to provide copies of the Settlement Notice to any persons for whose account they purchase MPI Preferred Stock after the Record Date.

         Section 4.3 Settlement Opt-Out. The Potential Settlement Class Members (other than those who acquire shares of MPI Preferred Stock after the Record
Date) shall have 45 days from the date of the Settlement Notice in which to opt out of the Settlement Class and the Settlement (the 45th day shall be referred to herein as the "Final Opt-Out Date") by mailing a letter to the Register in Chancery and to each counsel of record prior to the Final Opt-Out Date setting forth (i) his, her or its name, address, social security number or employer identification number, as applicable, and telephone number, (ii) the number of shares of MPI Preferred Stock owned and, if available, the certificate number(s) of the stock certificate(s) representing such shares of Stock, (iii) if the shares of MPI Preferred Stock are not or were not held of record or registered in such member's name on the books and records of MPI, the letter shall indicate the name or brokerage firm and account in which such shares of MPI Preferred Stock were registered and shall include


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evidence of such member's ownership thereof, and (iv) that he, she or it elects to opt out of the Settlement. Any Potential Settlement Class Member who does not return an opt-out election meeting the requirements of this Section 4.3 on or prior to the Final Opt-Out Date shall be deemed a member of the Settlement Class and shall be bound by, and subject to, the terms and conditions of this Stipulation, the Settlement and all court orders affecting the Settlement Class. Any Potential Settlement Class Member who elects to opt out of the Settlement and, prior to the Settlement Effective Date, sells, transfers, assigns or otherwise conveys his, hers or its shares of MPI Preferred Stock, shall not be entitled to receive the Settlement Consideration and his, hers or its shares of MPI Preferred Stock shall not be deemed to be Opt-Out Shares. MPI Preferred Stockholders who acquire their shares of MPI Preferred Stock after the Record Date shall not be entitled to opt out of the Settlement.

         Section 4.4 Settlement Hearing. A settlement hearing (the "Settlement Hearing") shall be held at such time after the Final Opt-Out Date and at such place as shall be designated by the Court. In connection with the Settlement Hearing, the parties hereto shall file such papers as their counsel believe to be necessary. At the Settlement Hearing, the Court shall consider the fairness of the terms and conditions of the Settlement and all of the transactions contemplated by this Stipulation and whether the Settled Claims should be dismissed with prejudice.

         Section 4.5 Entry of Order. At the Settlement Hearing, counsel for the parties shall submit for entry by the Court an agreed proposed Final Order (the "Final Order") in substantially the form annexed hereto as Exhibit E, providing as follows:

         (a) Approving the Stipulation, the Settlement and the transactions contemplated thereby as fair, just, reasonable, adequate and in the best interest of the Settlement


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



Class and directing the performance of the acts set forth in, and reserving jurisdiction to supervise the administration and consummation of, this Stipulation and the Settlement;

         (b) Determining that the requirements of Rules 23.1 and 23 (e) of the Chancery Court Rules and due process have been satisfied, including inter alia, certification of a Settlement Class and that the class and derivative interests have been adequately represented;

         (c) Dismissing the Actions with prejudice on the merits, extinguishing, discharging and releasing any and all Settled Claims as against any and all Released Persons, and permanently barring the parties, including Plaintiff and all members of the Settlement Class, from asserting, commencing, prosecuting or continuing, either directly, individually, representatively, derivatively or in any other capacity any of the Settled Claims as against any and all Released Persons; and

         (d) Containing provision for the Final Order to be vacated upon notice to the Court of the nonfulfillment or impossibility of fulfillment of any of the conditions set forth in Article V hereof.

         Section 4.6 Issuance of CMP Preferred Stock and Cash Distribution. (a) The Defendants shall designate an exchange agent reasonably acceptable to the Plaintiff (the "Exchange Agent") to act as such in connection with the issuance of certificates representing shares of CMP Preferred Stock (the "CMP Certificates") pursuant to this Stipulation and the reissuance to CMP of certificates representing shares of MPI Preferred Stock.


         (b) Within ten days after the Settlement Effective Date, (i) MPI, on behalf of the Defendants, shall deliver to the Exchange Agent an amount equal to the aggregate Cash Payment to be paid to the Settlement Consideration Recipients pursuant to Section 2.1, and (ii) Concord shall cause CMP to deliver to the Exchange Agent CMP Certificates representing the number of shares of CMP Preferred Stock necessary to effect the exchange contemplated by Section 2.1. In no event shall interest be paid or accrue on any Cash Payment or on the CMP Preferred Stock.

         (c) As soon as practicable after the Settlement Effective Date, the Defendants shall cause the Exchange Agent to distribute to each Settlement Consideration Recipient a letter of transmittal (the "Letter of Transmittal") in a form reasonably acceptable to Plaintiff's counsel which shall specify (i) the manner by which to effect the surrender of the certificate(s) representing such Settlement Consideration Recipient's shares of MPI Preferred Stock (the "MPI Certificates") in exchange for a CMP Certificate and the Cash Payment due to such Settlement Consideration Recipient, and (ii) that delivery shall be effected, and risk of loss and title to MPI Certificates shall pass, upon proper delivery thereof to the Exchange Agent. Upon surrender of an MPI Certificate together with a Letter of Transmittal, duly executed, and in the form and having such other provisions as CMP shall reasonably request, the holder of such MPI Certificate shall be entitled to receive in exchange therefor from the Exchange Agent (i) the Cash Payment provided for in Section 2.1 hereof, and (ii) a CMP Certificate representing the number of shares of CMP Preferred Stock to which such holder is entitled pursuant to Section 2.1 hereof, and such MPI Certificate shall thereafter be cancelled.

         (d) From and after the Settlement Effective Date, each MPI Certificate shall be deemed to be conveyed, assigned and transferred to and for the benefit of CMP, and shall not evidence as to any former holder thereof any interest in MPI or CMP other than the right of the Settlement Consideration Recipients to receive the Settlement Consideration for each share of MPI Preferred Stock formerly represented by such MPI Certificate. If a CMP Certificate representing shares of CMP Preferred Stock is to be issued to and the Cash Payment is to be made to a person other than the one in whose name the MPI Certificate surrendered in exchange therefor is registered, it shall be a condition to such issuance and payment that such MPI Certificate be properly endorsed (or accompanied by an appropriate instrument of transfer), with signatures guaranteed by a Qualified Guarantor, and accompanied by evidence that any applicable stock transfer taxes have been paid or provided for.

         (e) Any shares of CMP Preferred Stock and any Cash Payments made available to the Exchange Agent and not exchanged for MPI Certificates within six months after the Settlement Effective Date shall be redelivered to CMP and repaid to MPI, respectively, by the Exchange Agent. After the six month anniversary of the Settlement Effective Date, any Settlement Consideration Recipient who has not theretofore delivered or surrendered his or her MPI Certificate to the Exchange Agent shall, subject to applicable law, look to CMP for shares of CMP Preferred Stock and to MPI for the Cash Payment to be paid pursuant to Section 2.1. Notwithstanding the foregoing, none of the Exchange Agent, CMP, MPI or any other party hereto shall be liable to a Settlement Consideration Recipient for any shares of CMP Preferred Stock or any Cash Payment delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (f) The Exchange Agent and CMP shall be entitled to deduct and withhold from the payment of any Settlement Consideration payable to any Settlement Consideration Recipient, such amounts as the Exchange Agent or CMP may be required to deduct and withhold under the Internal Revenue Code of 1986, as amended from time to time, or any provision of any state, local or foreign law. To the extent that any amounts are so withheld, such withheld amounts shall be treated for all purposes of this Stipulation as having been paid to such Settlement Consideration Recipient.

         (g) In the event that any MPI Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such MPI Certificate to be lost, stolen or destroyed, and, if required by CMP, in its sole discretion, the posting by such person of a bond in such reasonable amount as CMP may direct as indemnity against any claim that may be made against it with respect to such MPI Certificate, the Exchange Agent or CMP shall exchange for such lost, stolen or destroyed MPI Certificate such shares of CMP Preferred Stock and such Cash Payment to which such person would otherwise have been entitled had such MPI Certificate been surrendered in accordance with
Section 4.6(c).

         Section 4.7 Issuance of MPI Preferred Stock. As soon as practicable after the Settlement Effective Date, the Exchange Agent shall issue to CMP in the name of CMP, an unlegended certificate or certificates, as requested by CMP, representing the number of shares of MPI Preferred Stock equal to the aggregate number of shares of MPI Preferred Stock held by Settlement Consideration Recipients, and all of such shares to be issued to CMP shall be duly authorized, validly issued, fully-paid and non-assessable shares of MPI Preferred Stock. From and after the Settlement Effective Date, CMP shall be entitled to all powers, designations, preferences and rights incident to the shares of MPI Preferred Stock to be issued to it pursuant to this Section 4.7.

                                    ARTICLE V
                                   CONDITIONS


         Section 5.1 The Defendants' agreement to settle the Actions on the terms stated herein is contingent upon, and subject to the fulfillment of, each of the following conditions, any or all of which may be waived in writing by the Defendants:

         (a) The Scheduling Order and the Final Order shall have been approved and entered by the Court in substantially the forms annexed hereto as Exhibit C and Exhibit E, respectively;

         (b) The number of Opt-Out Shares shall not at any time exceed 10% of the shares of MPI Preferred Stock outstanding on the Record Date;

         (c) The Settlement Class shall not be modified by the Court in any manner adverse to the Defendants;

         (d) MPI and CMP shall have received either a "no action letter" from the SEC or separate opinions of counsel from counsel for the Plaintiff and counsel for the Defendants satisfactory to CMP that the transactions contemplated by the Settlement, including, without limitation, the exchange of shares of MPI Preferred Stock for shares of CMP Preferred Stock pursuant to the terms hereof, are exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended;

         (e) MPI shall have complied with all of the requirements of Rule 13(e) of the Exchange Act or received a "no-action letter" from the SEC or separate opinions of counsel from counsel for the Plaintiff and counsel for the Defendants reasonably satisfactory to MPI that the transactions contemplated by the Settlement need not comply with and/or are exempt from, the requirements set forth in Rule 13(e) of the Exchange Act;

         (f) All necessary state securities or "blue sky" filings, permits or approvals required to consummate the Settlement and the other transactions contemplated hereby shall have been made or obtained, the cost of making such filings and obtaining such permits and approvals shall not be greater than $50,000, and no stop order or proceedings seeking a stop order with respect to any such filings, permits or approvals shall be in effect;

         (g) The Defendants shall have made all filings and registrations and shall have received (in form and substance reasonably satisfactory to the

Defendants) all consents, authorizations, declarations and approvals necessary to consummate the Settlement and the other transactions contemplated hereby;

         (h) No court, agency or other authority shall have issued any order, decree or judgment to set aside, restrain, enjoin or prevent, and no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or governmental entity of competent jurisdiction which prohibits, restrains, enjoins, sets aside or prevents, the consummation of the Settlement or the transactions contemplated hereby and no action, suit, investigation or proceeding shall be pending, or threatened in writing, seeking such relief or damages from any or all of the Defendants related to the Transactions or the Settled Claims which the Defendants reasonably believe would not or might not be barred by the releases given in connection with this Settlement or by the res judicata effect of entry of the Final Order dismissing the Actions with prejudice; and

         (i) The Settlement Effective Date shall not be prior to January 1, 1998 or after June 30, 1998.

         Section 5.2 Termination. In the event that at any time after the date hereof, any of the conditions set forth in Section 5.1 fail to be fulfilled or become impossible of fulfillment, or either party terminates this Stipulation without prejudice, upon notice to the Court and the other parties hereto of the non-fulfillment of any of said conditions, or the impossibility of the fulfillment of any of said conditions, the Court shall vacate the Final Order (if it has been entered) which shall thereafter be of no further force and effect.

                                   ARTICLE VI
                                    COVENANTS

         Section 6.1 Cooperation. The parties hereto and their attorneys agree to cooperate fully with one another in seeking the Court's approval of this Stipulation and the Settlement, obtaining the entry of the Final Order, effectuating the Settlement and the transactions contemplated hereby, and fulfilling the conditions set forth in Article V hereof.

                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 7.1 Purpose of Agreement. Counsel for Plaintiff have represented that they have sufficiently investigated the facts and researched the applicable law regarding the claims advanced by the Plaintiff in the Actions and the potential defenses which have been or may be asserted thereto by the Released Persons. However, by entering into this Stipulation, none of the parties hereto agrees or concedes that the claims or defenses heretofore asserted by any of the other parties hereto, whether in the Actions or otherwise, have merit or do not have merit. The parties acknowledge that this Stipulation is being entered into for the purposes of the Settlement only, there having been no finding of liability of any kind, and to avoid the expense and length of continued proceedings, taking into account the uncertainty and risk inherent in any litigation, especially in complex matters such as the Actions. The parties further acknowledge that this Stipulation will not be disclosed, referred to or offered in evidence in the Actions or in any other proceeding if this Stipulation is terminated for any reason.

         Section 7.2 Stipulation Not Admission. Neither this Stipulation or any exhibit or document referenced herein, nor any action taken to effectuate or further this Stipulation or the Settlement set forth herein is, may be construed as, or may be used as an admission by or against any other parties of any fault, wrongdoing or liability whatsoever, or as a waiver or limitation of any defenses otherwise available to any of the parties. Entering into or carrying out of this Stipulation, the exhibits hereto, and any negotiations or proceedings related thereto shall not in any event be construed as, or deemed to be evidence of, an admission or concession by any of the parties, or to be a waiver of any applicable defense, and shall not be offered or received in evidence in any action or proceeding against any party hereto in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce or effectuate the provisions of this Stipulation or the provision of any of the exhibits to this Stipulation. No one other than MPI and the other parties hereto, the members of the Settlement Class and MPI Common Stockholders is entitled to rely upon this Stipulation. The parties hereto each specifically reserve all rights, claims, demands, defenses, actions or causes of action which each party presently has, or claims to have, against any of the others and nothing contained herein will be deemed to affect the same, until the Settlement Effective Date.

         Section 7.3 Attorneys' Fees. Plaintiff will apply to the Court, at the Settlement Hearing, for an award of legal fees and expenses reasonably incurred by Plaintiff's counsel in connection with the Actions, this Stipulation and the Settlement, in an aggregate amount not to exceed $650,000, which application and amount shall not be challenged by the Defendants. The amounts awarded by the Court shall be paid by MPI within five business days after the Settlement

Effective Date. No other legal fees and expenses will be sought by Plaintiff's counsel from the Defendants nor from the Settlement Consideration to be paid under this Settlement.


         Section 7.4 Notices. Any and all notices, requests, consents, directives or communications by any party intended for any other party shall be in writing, shall be given personally or by postage prepaid certified or registered mail, return receipt requested, and shall be deemed delivered on the earlier of (a) the date received and (b) the date four Business Days after the date of a deposit in a United States Postal Depository, and shall be addressed as follows:

                  If to Plaintiff:

                  Joseph A. Rosenthal, Esq.
                  Rosenthal, Monhait Gross & Goddess
                  Suite 1401
                  Mellon Bank Center
                  P.O. Box 1070
                  Wilmington, DE 19899
                  (302) 656-4433

                  If to Defendants:

                  Milestone Properties, Inc.
                  5200 Town Center Circle
                  Boca Raton, FL 33486
                  (561) 394-9533
                  Attention: President


                  With a copy to:

                  Michael Hanrahan, Esq.
                  Prickett, Jones, Elliott, Kristol & Schnee
                  1310 King Street
                  P.O. Box 1328
                  Wilmington, DE 19899
                  (302) 888-6500
                  and

                  Rosenman & Colin LLP
                  575 Madison Avenue
                  New York, NY 10022
                  Attention:        Joel A. Yunis, Esq.
                  (212) 940-8666

         Any party may, from time to time, change the address to which such written notice, requests, consents, directive or communications are to be mailed, by giving the other parties ten days' prior written notice of the changed address in the manner hereinabove provided.

         Section 7.5 Costs and Expenses. All reasonable costs and expenses related to the Settlement shall, except as otherwise provided herein, be paid by MPI.

         Section 7.6 Release and Discharge. When the Final Order approving the Settlement becomes final and is no longer subject to appeal, whether by the passage of time, affirmance on appeal or otherwise, and subject to the contingencies contained herein, MPI and its stockholders and each member of the Settlement Class shall be deemed to release and forever discharge each of the Released Persons from the Settled Claims.

         Section 7.7 Settlement Not Enforceable. In the event (a) the Settlement proposed herein is not approved by the Court, (b) the Court approves the Stipulation but such approval is reversed or vacated on appeal and such order reversing or vacating the Settlement becomes final by lapse of time or otherwise, or (c) if any of the other conditions to such Settlement are not fulfilled on or prior to June 30, 1998, then the Settlement proposed herein shall be of no further force or effect and the Stipulation and any amendment thereof shall be null and void and without prejudice to any party hereto, and each party shall be restored to his or its respective position as it existed prior to the execution of the Stipulation.

         Section 7.8 Authority to Execute. Each of the attorneys executing the Stipulation on behalf of one or more parties hereto warrants and represents that he or she has been duly authorized and empowered to execute the Stipulation on behalf of his or her respective clients.

         Section 7.9 Extensions of Time. Without further order of this Court, the parties hereto may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation beyond June 30, 1998.

         Section 7.10 Entire Agreement/Modifications. This Stipulation and the exhibits hereto constitute the entire agreement among these parties and no representations, warranties or inducements have been made to the Plaintiff or its counsel concerning this Stipulation or its exhibits other than those representations, warranties and covenants contained herein and in the exhibits hereto. No waiver, modification or amendment of the terms of this Stipulation shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth. Any failure by any party to insist upon the strict performance by any other party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other party.

         Section 7.11 Binding Agreement. This Stipulation, upon execution and subject only to subsequent approval by the Court and satisfaction of the conditions stated herein, shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, transferees, successors in interest and assigns and upon any corporation, partnership or other entity into or with which any party may merge or consolidate; provided, however, that no assignment by any party hereto shall operate to relieve such party hereto of its obligations hereunder.

         Section 7.12 Third Parties. Nothing in this Stipulation, whether express or implied, is intended to confer any rights or remedies under or by reason of this Stipulation on any persons other than the members of Settlement Class, MPI Common Stockholders, MPI and the other parties hereto, and their respective successors and assigns, nor is anything in this Stipulation intended to relieve or discharge the obligations or liabilities of any third parties to any party to this Stipulation, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Stipulation.

         Section 7.13 Exhibits. All of the exhibits hereto are incorporated by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation.

         Section 7.14 Counterparts. This Stipulation may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         Section 7.15 Captions. Captions contained in this Stipulation are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Stipulation or the intent of any provision hereof.

         Section 7.16 Arm's-Length Negotiations. This Stipulation and the exhibits hereto were executed after significant arm's-length negotiations among the parties and reflect the conclusion of counsel for all of the parties to this Stipulation that this Stipulation and the Settlement contemplated hereby are in the best interests of all the parties hereto.


         Section 7.17 Choice of Law. This Stipulation shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to conflict of law principles.

         Section 7.18 Waiver. The waiver by any party of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, of this Stipulation.

         IN WITNESS WHEREOF, the undersigned, thereunto duly authorized, have executed this Stipulation as of October 30, 1997.


                            ROSENTHAL, MONHAIT, GROSS
                                    & GODDESS


                       By: /s/ Joseph A. Rosenthal
                          -------------------------------
                           Joseph A. Rosenthal
                           Kevin Gross
                           Suite 1401, Mellon Bank Center
                           Wilmington, DE 19899
                           302-656-4433
                           Attorneys for Plaintiff






                            PRICKETT, JONES, ELLIOTT
                                KRISTOL & SCHNEE


                       By: /s/ April Caso Ishak
                          -----------------------------
                               Michael Hanrahan
                               April Caso Ishak
                               1310 King Street
                               P.O. Box 1328
                               Wilmington, DE 19899
                               302-888-6500
                               Attorneys for Defendants

                                                                       EXHIBIT A

                          CERTIFICATE OF INCORPORATION

                                       OF

                        CONCORD MILESTONE PREFERRED, INC.


                    (Pursuant to Sections 101 and 102 of the
                General Corporation Law of the State of Delaware)

         The undersigned, in order to form a corporation pursuant to Sections 101 and 102 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the corporation (the "Corporation") is "Concord Milestone Preferred, Inc."

         SECOND: The address of the Corporation's registered office in the State of Delaware is National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901, County of Kent.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, including, without limitation, to issue and redeem shares of its preferred stock (as defined herein) and to dividend or distribute to Concord Assets Group, Inc. ("Concord") shares of the $.78 Convertible Series A preferred stock, par value $.01 per share, of Milestone Properties, Inc. (the "MPI Preferred Stock") received by the Corporation pursuant to that certain Stipulation of Settlement dated ______ __, 1997, by and among John Winston and Leonard S. Mandor, Robert A. Mandor, Joan LeVine, Harvey Jacobson, Gregory McMahon, Geoffrey S. Aaronson, Milestone Properties, Inc. and Concord.

         FOURTH: A. Authorization. The Corporation shall have the authority to issue (i) 1,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) 3,200,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

         B.       Common Stock.

                  1. Dividends. Notwithstanding the existence of outstanding shares of Preferred Stock, the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor; provided, however, that the Letter of Credit (as defined herein) shall not be used for the payment of any such dividends.

                  2. Voting Rights. Each holder of the Common Stock shall be entitled to one vote for each share of the Common Stock standing in his name on the books of the Corporation on all matters submitted for the vote of the stockholders of the Corporation and as otherwise required by law.

                  3. Liquidation. In the event of the voluntary or involuntary liquidation or winding up of the Corporation, after satisfying claims of creditors, secured and unsecured, and after distribution in full of the preferential amounts to be distributed to the holders of any shares of the Preferred Stock then outstanding, if any, the holders of the Common Stock are entitled to share ratably, in proportion to the number of shares of Common Stock held by them, in all of the remaining assets of the Corporation of whatever kind lawfully available for distribution to stockholders. The distribution by the Corporation to Concord of any or all of the shares of MPI Preferred Stock held by the Corporation shall not be deemed to be a voluntary or involuntary liquidation or winding up of the Corporation.

         C.       Preferred Stock.

         The powers, designations, preferences, and rights of the shares of Preferred Stock of the Corporation are limited to those expressly provided herein, or as otherwise provided by law.

                  1. Dividends. The holders of the Preferred Stock shall have no right to receive any dividends.

                  2. Voting Rights. Except as required by law, the holders of the Preferred Stock shall have no right to vote at any meeting of stockholders of the Corporation. Except as required by law, holders of the Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote on or consent to any matter.

                  3. Liquidation Preference. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of the Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation, $2.25 per share (the "Liquidation Preference") before any distribution or payment is made on the shares of Common Stock or any other class or series of stock or equity securities of the Corporation heretofore or hereafter authorized ranking junior to the Preferred Stock in respect of rights of liquidation, dissolution and winding up of the affairs of the Corporation. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full amount thereon, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among holders of the Preferred Stock in proportion to the full amount each such holder is otherwise entitled to receive.

                  4.  Redemption.

                           (a) Mandatory Redemption by the Corporation. The Corporation shall, to the extent that funds are legally available, redeem all outstanding shares of the Preferred Stock on ___________, 200_ (the "Mandatory Redemption Date"), at a redemption price equal to $2.25 per share (the "Redemption Price").

                           (b) Optional Redemption by the Corporation. The Board of Directors shall, in its sole discretion, have the right, but not the obligation, to redeem an unlimited number of shares of the Preferred Stock at the Redemption Price at any time, and from time to time, prior to the Mandatory Redemption Date. In the event of the redemption of only a part of the outstanding shares of the Preferred Stock during the Optional Redemption Period, the shares to be redeemed may be selected by lot or redeemed pro rata.

                           (c)  Redemption Procedures.

                                    (i)  In the event of any redemption of
         shares of the Preferred Stock pursuant to this Article FOURTH, written notice of such redemption (a "Redemption Notice") shall be given by the Corporation to the holders of record of such securities at such holders' addresses as the same appear on the stock register of the Corporation, by certified or registered mail, postage prepaid; provided, however, that neither the failure to give a Redemption Notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of the Preferred Stock except as to the holder to whom the Corporation has failed to give a Redemption Notice or except as to the holder whose Redemption Notice was defective. Each such Redemption Notice shall state (w) the proposed date of such redemption (the "Redemption Date"); (x) the number of shares of the Preferred Stock owned by the stockholder receiving such notice; (y) the Redemption Price for such shares; and (z) the place where certificates for such shares are to be surrendered for payment of such redemption price.

                                    (ii)  Upon surrender of the certificates
         representing the Preferred Stock in accordance with the Redemption Notice, such shares shall be redeemed by the Corporation at the applicable Redemption Price as provided for herein.


                                    (iii)  Unless the Corporation shall default
         in providing moneys at the time and place specified for the payment of the Redemption Price as aforesaid, all rights of the holders of the Preferred Stock as stockholders (other than the right to receive the Redemption Price as aforesaid) shall cease from and after the Mandatory Redemption Date or the Redemption Date fixed in the Redemption Notice, as the case may be. The Corporation shall have the right, on the date on which the Redemption Notice has been given as above provided or any subsequent date prior to the Mandatory Redemption Date or the Redemption Date, as the case may be, to deposit in trust with a commercial bank located in New York City with assets in excess of $1,000,000,000 an amount equal to the aggregate Redemption Price of the shares of the Preferred Stock to be redeemed and in the event of such deposit, notwithstanding that any certificates for shares of the Preferred Stock so called for redemption shall not have been surrendered for cancellation, all rights of the holders of shares of the Preferred Stock to be redeemed shall cease from and after the date of such deposit, other than the right to receive the Redemption Price as aforesaid.

                  Any moneys deposited by the Corporation pursuant to the preceding paragraph which shall not be required for such redemption because of the exercise of any right subsequent to the date of such deposit shall be returned to the Corporation forthwith. Any interest accrued on any funds so deposited shall belong to the Corporation and be paid to it from time to time. Any funds so deposited and unclaimed at the end of four years from the Redemption Date, shall be paid to the Corporation, after which repayment the holders of shares of the Preferred Stock so called for redemption shall look only to the Corporation for the payment thereof, without interest.

                           (d) Requested Redemption by Preferred Stockholders. At any time, and from time to time and after the date of issuance (the "Effective Time") and prior to the Mandatory Redemption Date, any record holder of shares of the Preferred Stock may require the Corporation to redeem any or all of such stockholder's shares of Preferred Stock (a "Requested Stockholder Redemption") at the following per share prices during the following periods (the "Redemption Price"):


                            Date of Requested                   Per Share
                         Stockholder Redemption              Redemption Price
                         ----------------------              ----------------



If prior to the second anniversary of the Settlement
Effective Date:                                              $   1.00

If on or after the second anniversary of the
Settlement Effective Date and prior to the third
anniversary of the Settlement Effective Date:                $   1.40

If on or after the third anniversary of the Settlement
Effective Date and prior to the fourth anniversary of
the Settlement Effective Date:                               $   1.60

If on or after the fourth anniversary of the
Settlement Effective Date and prior to the fifth
anniversary of the Settlement Effective Date:                $   1.90

                  Such request for a Requested Stockholder Redemption shall be made by the Preferred Stockholder delivering to the Corporation in writing a letter of transmittal (a copy of which shall be kept on file with the principal office of the Corporation) providing for the surrender for redemption by the Corporation of his or her shares of Preferred Stock. Upon surrender of the certificate representing the Preferred Stock in accordance with and accompanied by such letter of transmittal, such shares shall be redeemed by the Corporation and the Corporation shall pay to such stockholder an amount equal to the product of the number of shares being redeemed and the Redemption Price in effect on the effective date of such redemption (as determined by the Corporation).

                  5. Letter of Credit. At or prior to the Effective Time, the Corporation shall obtain an irrevocable standby letter of credit (the "Letter of Credit") from a commercial bank located in New York City with assets in excess of $1,000,000,000 in a face amount equal to no less than the product of the number of shares of Preferred Stock outstanding at any given time multiplied by the Redemption Price. The face amount of the Letter of Credit may be adjusted downward from time to time upon the redemption of shares of Preferred Stock, provided however, that the face amount of the Letter of Credit may not be adjusted more than once per period during each of the following periods: when the number of shares of Preferred Stock outstanding is between (i) 80% and 61% of the number of shares of Preferred Stock originally issued, (ii) 60% and 41% of the number of shares of Preferred Stock originally issued, and (iii) 40% and 20% of the number of shares of Preferred Stock originally issued.

                  ____________ (the "Authorized Representative") shall be

         authorized to draw down funds from the Letter of Credit for and on behalf of the Preferred Stockholders. In the case of redemptions requested by Preferred Stockholders, the Corporation shall send a certificate to the Authorized Representative every 3 months, which certificate shall be signed by an executive officer of the Corporation and shall set forth (i) the number of completed letters of transmittal which have been returned to the Corporation during such period requesting redemption of shares of Preferred Stock, (ii) the dates on which such letters of transmittal were received by the Corporation, and
         (iii) the number of shares of Preferred Stock which were requested to be redeemed by the Corporation with respect to each completed letter of transmittal and the number of shares of Preferred Stock which, as of the date of the certificate, had been redeemed and paid for by the Corporation. The Authorized Representative shall be authorized to draw down such amounts from the Letter of Credit as are needed to pay the Redemption Price for any shares of Preferred Stock which are not redeemed and paid for by the Corporation within 30 days of the Corporation's receipt of a completed letter of transmittal; provided, however, that the Authorized Representative shall notify the Corporation in writing at least ten days prior to the date on which the Authorized Representative intends to draw down any such amounts.

                  The Corporation shall, within ten days after the Mandatory Redemption Date, send a certificate to the Authorized Representative, which certificate shall be signed by an executive officer of the Corporation, confirming that all of the remaining outstanding shares of Preferred Stock were redeemed on the Mandatory Redemption Date and the payments therefor were made to the holders thereof. If the Authorized Representative does not receive any such certificate within the time period specified, or if the Corporation notifies the Authorized Representative in writing that it will not or did not undertake such redemptions, the Authorized Representative shall be authorized to draw down such amounts from the Letter of Credit as are needed to pay the Redemption Price for any shares of Preferred Stock which remain outstanding.

                  6. Status of Reacquired Shares. All shares of the Preferred Stock that have been issued and reacquired or redeemed in any manner by the Corporation shall not be reissued or resold, but shall be cancelled, and the Corporation may from time to time cause all such shares to be retired in the manner provided by law.

                  7. Limitations. So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the total number of outstanding shares of Preferred Stock, voting together as a class, (i) amend, alter or repeal, whether by merger, consolidation or otherwise, any of the provisions of its Certificate of Incorporation so as to adversely affect the liquidation preference, mandatory redemption rights or notice rights of the Preferred Stock set forth herein; or (ii) cancel, revoke or in any way impair the Letter of Credit other than as provided pursuant to the terms of the Letter of Credit.

                  8. No Preemptive Rights. The Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

         FIFTH: The name and mailing address of the sole incorporator is as follows:

         NAME                                           ADDRESS

         Robert A. Mandor                      5200 Town Center Circle
                                               Boca Raton, Florida 33486

         SIXTH: The board of directors of the Corporation shall have the power to adopt, amend and repeal the by-laws of the Corporation.

         SEVENTH:  Election of directors need not be by written ballot.

         EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application had been made, be binding on all the creditors or class of creditors, and/or an all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


         NINTH: The Corporation shall, to the full extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreements vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         TENTH: No director of the corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing in this Article TENTH shall eliminate or limit the liability of any director (i) for breach of the directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article TENTH, or the adoption of any provision of the Certificate of Incorporation inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         IN WITNESS WHEREOF, I have hereunto signed my name and affirm, under the penalties of perjury, that this Certificate is my act and deed and that the facts stated herein are true this [ ] day of [ ], 1997.



                                               -------------------------------
                                               Robert A. Mandor
                                               Sole Incorporator

                                                                       EXHIBIT B

                                LETTER OF CREDIT

                                [BANK LETTERHEAD]

Number: _____________                                  Date:  ________ __, 199__

                               IRREVOCABLE STANDBY
                                LETTER OF CREDIT

[                 ]
On Behalf of the Holders of the Preferred Stock of Concord Milestone Preferred, Inc.


Gentlemen:

         At the request and for the account of CONCORD ASSETS GROUP, INC. (together with its successors and assigns and any resulting, surviving or transferee entity, the "Company"), we the undersigned, [______ BANK] ("we," "our," "us" or the "Bank") hereby establish in favor of you, Joseph A. Rosenthal, on behalf of and as counsel for the holders of the preferred stock, par value $.01 per share (the "CMP Preferred Stock"), of Concord Milestone Preferred, Inc. ("CMP") ("you" or "your"), this Irrevocable Letter of Credit whereby, subject to the terms and conditions contained herein, we hereby authorize you to draw on us by your draft or drafts at sight, an aggregate amount not exceeding the Stated Amount (as defined herein). The original Stated Amount shall be $ [an amount equal to the product of the number of Settlement Shares and the Redemption Price]. The face amount of the Letter of Credit may be adjusted downward from time to time upon the redemption of shares of Preferred Stock so that the adjusted face amount shall be an amount equal to no less than the product of the number of shares of CMP Preferred Shares outstanding at any given time multiplied by the Redemption Price, provided however, that the face amount of the Letter of Credit may not be adjusted more than once per period during each of the following periods: when the number of shares of CMP Preferred Stock outstanding is between (i) 80% and 61% of the number of shares of CMP Preferred Stock originally issued, (ii) 60% and 41% of the number of shares of CMP Preferred Stock originally issued, and (iii) 40% and 20% of the number of shares of CMP Preferred Stock originally issued.

         This Letter of Credit is available to you by presentation to the Bank at its office at [ADDRESS OF BANK] Attention: [LETTERS OF CREDIT] (together with any other location which the Bank shall advise to you in writing as the office to which documents should be presented under this Letter of Credit, the "Presentation Office"), any time after _______ __, 200_ [the fifth anniversary of the Settlement Effective Date of the following documents (such documentary presentation, the "Drawing"): (i) your sight draft substantially in the form of Annex 1 to this Letter of Credit (specifically referring to this Letter of Credit by number) in an amount not to exceed the lesser of the undrawn portion of the Stated Amount or the product of the number of shares of CMP Preferred Stock, represented by a preferred stock certificate in your name [or a stock power of CMP Preferred Stockholders] multiplied by the Redemption Price, (ii) your Drawing Certificate substantially in the form of Exhibit A to this Letter of Credit, (iii) a preferred stock certificate [or a Stock Power of CMP Preferred Stockholders] of CMP Preferred Stockholders, representing shares of CMP Preferred Stock and (iv) the original of this Letter of Credit.

         Drawings may be made by you under this Letter of Credit on or prior to the Expiration Date (as defined herein) at any time during the Bank's business hours at the Presentation Office on a Business Day ("Business Day" means a day on which the Bank at the Presentation Office is open for the purpose of conducting normal banking business).

         This Letter of Credit shall expire on the date (the "Expiration Date") which is the earliest to occur of the following dates: (i) the Bank's close of business at the Presentation Office on ______ __, 200_ [the 90th day following the fifth anniversary of the Settlement Effective Date] or, if said date shall not be a Business Day, on the first Business Day next succeeding said date, (ii) the date on which a Drawing is paid by the Bank which results in the aggregate amount of Drawings paid by the Bank hereunder to equal the Stated Amount and
(iii) the date on which this Letter of Credit is surrendered by you to the Bank for cancellation.

         This Letter of Credit (including its exhibits) sets forth in full the terms of our undertaking. This undertaking shall not in any way be modified, amended or amplified by reference to any document, instrument or agreement referred to herein (except the Uniform Customs, as hereinafter defined) or in which this Letter of Credit is referred to or to which this Letter of Credit relates. Any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

         Except as otherwise may be provided herein, this Letter of Credit shall be subject to, and construed in accordance with, the Uniform Customs and Practices Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (the "Uniform Customs"), and to the extent not covered by the Uniform Customs, by the laws of the State of New York including the Uniform Commercial Code as in effect in said State. Communications with respect to this Letter of Credit shall be addressed to us at the Presentation Office, specifically referring to this Letter of Credit by number.

         This Letter of Credit is not transferable.

                                              Very truly yours,

                                              [      BANK]


                                              By:__________________________
                                                   Authorized Signature



                                              By:___________________________
                                                   Authorized Signature



         [ONE ANNEX AND THREE EXHIBITS ARE ATTACHED HERETO]

                ANNEX 1 to Irrevocable Standby L/C No. _________


                                                                       [DATE]


Pay to the order of [                ], on behalf of CMP Preferred Stockholders,
$_____________________.


Drawn Under [NAME OF BANK]
Irrevocable Standby Letter of Credit No. ________



                                    [                  ]
                                    On behalf of CMP Preferred Stockholders


                                    By:___________________________
                                         (Authorized Signatory)

                EXHIBIT A to Irrevocable Standby L/C No. ________

                                                                       [DATE]
[NAME OF BANK]
[ADDRESS OF BANK]
[ATTENTION: __________]

                            Re: "Drawing" Certificate
Dear Sirs:

         Reference is made to your irrevocable Letter of Credit No. ________ (the "Letter of Credit"). Terms defined in the Letter of Credit have the same meanings when used herein.


         i. The undersigned is the beneficiary of the Letter of Credit (in such capacity, the "Beneficiary").

         ii. The Beneficiary is making a Drawing on the Letter of Credit on a date which is on or before the Expiration Date.

         iii. Attached is the Beneficiary's sight draft in the amount of $__________ which amount (i) represents an amount which is due and payable by the Company to the beneficiary under the terms of the Preferred Stock as evidenced by the Certificate of Incorporation of Concord Milestone Preferred, Inc. dated _______ __, 1997, a copy of which is annexed to the Letter of Credit as Exhibit C, (ii) remains unpaid and (iii) does not exceed the Stated Amount of the Letter of Credit. The original Preferred Stock certificate duly endorsed for transfer representing shares of Preferred Stock issued in my name and the Letter of Credit are also attached hereto.

         iv. The Company has failed to, and continues to fail to, pay the mandatory Redemption Price owed pursuant to the terms of the Preferred Stock, it now being more than five years since the date that such shares of Preferred Stock were originally issued.

         v. Please pay the amount of this Drawing in accordance with the terms of the Letter of Credit as follows [insert payment instructions].

                                                     Very truly yours,

                                                     [                 ]
                                                     On behalf of CMP
                                                     Preferred Stockholders

                                                     By:______________________
                                                     (Authorized Signatory)

                                                                       EXHIBIT C

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY


JOHN WINSTON,                           )
                                        )
                           Plaintiff,   )        C.A. Nos. 14807 & 15416
                                        )
         v.                             )
                                        )
LEONARD S. MANDOR, ROBERT A.            )
MANDOR, JOAN LEVINE, HARVEY             )
JACOBSON, GREGORY MCMAHON               )
GEOFFREY S. AARONSON,                   )
MILESTONE PROPERTIES, INC. and          )
CONCORD ASSETS GROUP, INC.,             )
                                        )
                           Defendants.  )


         ORDER SCHEDULING FAIRNESS HEARING AND APPROVING NOTICE
         ------------------------------------------------------

         WHEREAS, the parties to the above-captioned actions (the "Actions") have applied pursuant to Chancery Court Rules 23(a) and 23.1 for an Order to approve the proposed settlement of the Actions in accordance with the Stipulation and Agreement of Settlement entered into by the parties (the "Stipulation");

         NOW, this ____ day of ____________ 1997, upon application of Plaintiffs and Defendants, IT IS HEREBY ORDERED as follows:

         1. A hearing (the "Settlement Hearing") pursuant to Chancery Court Rules 23(e) and 23.1 shall be held on _______, 199_, at __.m. in the Court of Chancery, _____________ County Courthouse, ______________________, Delaware to
determine the fairness, reasonableness and adequacy of the Stipulation and the Settlement (as defined in the Stipulation) and whether the Stipulation and the Settlement should be finally approved by the Court and judgment entered thereon, to consider the adequacy of the class and derivative representative, to conditionally certify the Settlement Class (as defined in the Stipulation) in accordance with Chancery Court Rule 23, to hear and determine any objection to the Settlement, and to consider Plaintiff's application for an award of attorney's fees and expenses.

         2. The Court reserves the right to adjourn the Settlement Hearing without further notice other than by announcement at the Settlement Hearing or any adjournment thereof.


         3. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Stipulation and without further notice to the members of the Settlement Class or to MPI Common Stockholders (as defined in the Stipulation).

         4. No later than 60 days prior to the date of the Settlement Hearing, counsel for the Defendants shall cause to be mailed to members of the Settlement Class and to MPI Common Stockholders, by first-class mail, postage prepaid, a Notice of Pendency of Class and Derivative Action, Proposed Settlement and Settlement Hearing (the "Settlement Notice") substantially in the form attached hereto as Exhibit 1. Upon request, MPI shall make available additional copies of the Settlement Notice to enable record holders to provide copies thereof to beneficial owners. MPI will instruct its transfer agent to send a copy of the Settlement Notice together with any certificates of shares of MPI Preferred Stock issued after the Record Date. The Settlement Notice shall direct brokers, nominees and others who hold of record for the account of another to provide copies of the Settlement Notice to any persons for whose account they purchase MPI Preferred Stock after the Record Date.

         5. The form and method of notice specified herein is the best notice practicable and shall constitute due and sufficient notice of the Settlement Hearing to all persons entitled to receive such notice. Milestone Properties, Inc. shall, on or before the date of the Settlement Hearing directed herein, file proofs of mailing of the Settlement Notice as directed herein.

         6. Any Settlement Class member and any MPI Common Stockholder who objects to the Settlement may appear in person or by his, her or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no person other than the Plaintiff and Defendants and their counsel in the Actions shall be heard, and no papers, briefs, pleadings or other documents submitted by any such person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless no later than ten days prior to the Settlement Hearing (i) a written notice of the intention to appear, (ii) a detailed statement of such person's objections to any matter before the Court, and (iii) the grounds therefor or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, shall be served by hand or first class mail, postage prepaid, with the Register in Chancery and the following counsel of record at the respective addresses listed below:

                                    REGISTER IN CHANCERY
                                    1020 North King Street
                                    Wilmington, DE 19801


                                    PRICKETT, JONES, ELLIOTT, KRISTOL & SCHNEE
                                    Michael Hanrahan
                                    April Caso Ishak
                                    1310 King Street
                                    P.O. Box 1328
                                    Wilmington, DE 19899
                                    Attorneys for Defendants

                                    ROSENTHAL, MONHAIT, GROSS & GODDESS
                                    Joseph A. Rosenthal
                                    Kevin Gross
                                    Suite 1401, Mellon Bank Center
                                    Wilmington, DE 19899
                                    Attorneys for Plaintiff and the Class

         7. For Settlement purposes only, these actions are provisionally certified as class actions on behalf of the Settlement Class.

         8. Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall be forever barred from raising such objection or otherwise contesting the Settlement in this or any other action or proceeding.

         9. The Potential Settlement Class Members (as defined in the Stipulation, other than those who acquire their shares of MPI Preferred Stock after the Record Date) shall have 45 days from the date of the Settlement Notice in which to opt out of the Settlement Class and the Settlement (the 45th day shall be referred to herein as the "Final Opt-Out Date") by mailing a letter to the Register in Chancery and to each counsel of record prior to the Final Opt-Out Date setting forth (i) his, her or its name, address, telephone number and social security number or employer identification number, as applicable,
(ii) the number of shares of MPI Preferred Stock owned and, if available, the certificate number(s) of the stock certificate(s) representing such shares,
(iii) if the shares of MPI Preferred Stock are not or were not held of record or registered in such member's name on the books and records of MPI, the letter shall indicate the name or brokerage firm and account in which such shares of MPI Preferred Stock were registered and shall include evidence of such member's ownership thereof, and (iv) that he, she or it elects to opt out of the Settlement. Any Potential Settlement Class Member who does not return an opt-out election in accordance with the provisions of this Paragraph 9 shall be deemed a member of the Settlement Class.

         10. Pending final determination of whether the Stipulation should be approved, Plaintiff and all members of the Settlement Class and, as to the derivative claim, MPI and its stockholders, or any of them, are barred and enjoined from commencing or prosecuting any action in any forum asserting any claims, either directly, representatively, derivatively or in any other capacity, against any of the Defendants or any other persons or entities which have been or could have been asserted, or which arise out of, or relate in any way to the Settled Claims (as defined in the Stipulation).

         11. If the Settlement provided for in the Stipulation shall be approved by the Court following the Settlement Hearing, a Final order and Judgment shall be entered in substantially the form of Exhibit 1 to the Settlement Notice attached as Exhibit 1 hereto.

         12. If the parties withdraw from the Stipulation or if the Stipulation, including any amendment made in accordance with its terms, is not approved by the Court or is terminated or shall not become effective for any reason whatever, this action shall proceed, completely without prejudice to any party as to any matter of law or fact, as if the Stipulation had not been made and had not been submitted to the Court, and neither the Stipulation nor any provision contained in the Stipulation nor any action undertaken pursuant thereto nor the negotiation thereof by any party shall be deemed an admission or offered or received in evidence at any proceeding in this action or any other action or proceeding.

                                            --------------------------------
                                                     Vice Chancellor

                                                                       EXHIBIT 1

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

JOHN WINSTON,                    )
                                 )
                  Plaintiff,     )        C.A. Nos. 14807 & 15416
                                 )
LEONARD S. MANDOR, ROBERT A.     )
MANDOR, JOAN LEVINE, HARVEY      )
JACOBSON, GREGORY MCMAHON        )
GEOFFREY S. AARONSON,            )
MILESTONE PROPERTIES, INC. and   )
CONCORD ASSETS GROUP, INC.,      )
                                 )
                  Defendants.    )

               NOTICE OF PENDENCY OF CLASS AND DERIVATIVE ACTION,
           PROPOSED SETTLEMENT, SETTLEMENT HEARING AND RIGHT TO APPEAR
           -----------------------------------------------------------


         TO:      TO ALL HOLDERS OF THE $.78 CONVERTIBLE SERIES A
                  PREFERRED STOCK OF MILESTONE PROPERTIES, INC. AS OF OCTOBER 23, 1995, AND THEIR SUCCESSORS IN INTEREST; and

                  TO ALL HOLDERS OF COMMON STOCK OF MILESTONE
                  PROPERTIES, INC. AS OF             , 1997:

         PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, THE SETTLEMENT CLASS (EXCEPT FOR PERSONS WHO OPT OUT OF THE SETTLEMENT) AND, AS TO THE DERIVATIVE CLAIM, MPI AND ALL OF ITS STOCKHOLDERS, WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS OR ADEQUACY OF THE SETTLEMENT, OR FROM PURSUING THE SETTLED CLAIMS (AS DEFINED BELOW).

         IF THE COURT APPROVES THE PROPOSED SETTLEMENT, EACH OUTSTANDING SHARE OF $.78 CONVERTIBLE SERIES A PREFERRED STOCK OF MILESTONE PROPERTIES, INC. (EXCEPT FOR SHARES HELD BY PERSONS WHO OPT OUT OF THE SETTLEMENT) WILL BE EXCHANGED FOR $0.75 IN CASH AND ONE SHARE OF PREFERRED STOCK OF CONCORD MILESTONE PREFERRED, INC.

         THE FOLLOWING RECITATION IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES AND DOES NOT CONSTITUTE THE FINDINGS OF THE COURT.

                                SUMMARY OF NOTICE
                                -----------------

         The following is a summary of certain information contained in this notice (the "Settlement Notice") and the Exhibit hereto. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information set forth elsewhere herein and in the Exhibit hereto.

         The purpose of this notice is to advise all stockholders of Milestone Properties, Inc. ("MPI") that at __:__ 0 __.m (New York time) on ____________, 1997, a hearing will be held before The Honorable Myron T. Steele, Vice Chancellor of the Court of Chancery at the Kent County Courthouse, 38 The Green, Dover Delaware, to decide whether to approve a proposed Settlement of certain class and derivative actions which will directly affect the rights and interests of MPI and its stockholders.

         The proposed Settlement provides that MPI Preferred Stockholders who owned their shares as of __________, 199__ and who do not "opt out" of the Settlement (i.e., send in a written request to be excluded from the Settlement) will surrender their shares of MPI Preferred Stock, which prior to the public announcement of the Settlement had a market value of approximately $0.50 per share, and receive in exchange for each such share surrendered $0.75 in cash and one share of preferred stock of Concord Milestone Preferred, Inc. ("CMP"), a newly created subsidiary of Concord Assets Group, Inc. ("Concord"). Concord is a defendant in the class and derivative actions and a party to the Settlement and is owned and managed by the controlling stockholders of MPI, who are also defendants in these actions. Although the CMP Preferred Stock will have no voting or dividend rights, CMP will be required to redeem the CMP Preferred Stock on the fifth anniversary of the date of the Settlement at a price of $2.25 per share, and such redemption obligation will be secured by a letter of credit to be issued by a bank having at least $1 billion in assets. Any holder of CMP Preferred Stock who does not want to wait the full five years for his or her shares of CMP Preferred Stock to be redeemed can have his or her shares redeemed by CMP at any time after the effective date of the Settlement (the "Settlement Effective Date") at the applicable reduced redemption price listed below:

================================================================================
               Date of Requested                           Per Share
             Stockholder Redemption                     Redemption Price

--------------------------------------------------------------------------------
Within 2 years after the Settlement Effective Date:         $1.00
--------------------------------------------------------------------------------
2-3 years after the Settlement Effective Date:              $1.40
--------------------------------------------------------------------------------
3-4 years after the Settlement Effective Date:              $1.60
--------------------------------------------------------------------------------
4-5 years after the Settlement Effective Date:              $1.90
================================================================================

         The CMP Preferred Stock differs substantially from the MPI Preferred Stock which it will replace. CMP has no business and, other than the issuance and redemption of the CMP Preferred Stock, will conduct no operations; MPI, on the other hand is engaged in the business of owning, acquiring, managing, developing and investing in real estate and real estate related assets. The CMP Preferred Stock must be redeemed on the fifth anniversary of the Settlement Effective Date at a price of $2.25 per share and CMP's obligation to redeem the CMP Preferred Stock will be secured by a letter of credit; the MPI Preferred Stock has a redemption price of $10.00 per share plus all accrued dividends, but is not required to be redeemed at any time and the redemption thereof is not secured by a letter of credit. The CMP Preferred Stock has no dividend rights; the MPI Preferred Stock has the preferential right to receive a quarterly dividend of $.195 per share before dividends can be paid on the MPI Common Stock, although MPI is not obligated to declare any such dividends and has not done so since December 1995. The CMP Preferred Stock has no voting or conversion rights; the MPI Preferred Stock has voting rights and each share is convertible, subject to adjustment, into 1.1 shares of MPI Common Stock (as of September 30, 1997, each share of MPI Common Stock had a book value of $_._).

         In addition, the CMP Preferred Stock will not be listed on any exchange and will not be publicly traded; the MPI Preferred Stock is currently listed on the New York Stock Exchange and is publicly traded, although, MPI expects that if the Settlement is approved and consummated, the MPI Preferred Stock will be delisted from the New York Stock Exchange. As such, no assurance can be given that there will be a public market for the MPI Preferred Stock if and after the Settlement is consummated. There can also be no assurance as to the prices at which the MPI Preferred Stock will trade prior to or after the consummation of the Settlement.

         The proposed Settlement would extinguish the claims raised in the class and derivative actions. Several of the claims allege that the rights of MPI Preferred Stockholders were violated in 1995 when MPI transferred certain shopping centers and other commercial properties to its then wholly owned subsidiary, Union Property Investors, Inc. ("UPI"), and subsequently distributed all of the outstanding common stock of UPI to the MPI Common Stockholders. The other claim raised in the actions alleges that MPI paid too high a purchase price to acquire certain wraparound notes, mortgages and other properties from Concord in 1995. MPI and the other defendants contend that these claims do not have any merit.

         The proposed Settlement also provides that, subject to court approval, MPI will pay the plaintiffs' attorneys fees and expenses in connection with the class and derivative actions and the Settlement in an amount up to $650,000.

         Anyone who owned shares of MPI Preferred Stock after October 23, 1995 or who owned shares of MPI Common Stock as of _________, 199__ may submit objections to the proposed Settlement at the settlement hearing; alternatively, MPI Preferred Stockholders who owned their shares prior to ________, 199_ may opt out and be excluded from the Settlement. If MPI Preferred Stockholders who own more than 10% of the shares of MPI Preferred Stock outstanding as of __________, 199__ choose to opt out and be excluded from the Settlement, MPI and the other defendants to the actions may elect not to proceed with the Settlement. Shares of MPI Preferred Stock held by stockholders who elect to opt out of the Settlement and who, prior to the effective date of the Settlement, sell or otherwise transfer their shares of MPI Preferred Stock, will not be counted towards such 10% threshold.

         THOSE MPI STOCKHOLDERS WHO ARE IN FAVOR OF THE PROPOSED SETTLEMENT NEED NOT DO ANYTHING AT THIS TIME. If the proposed Settlement is approved by the Court after a hearing on the fairness of the Settlement, all claims raised in these class and derivative actions will be dismissed with prejudice and will forever be released by MPI Preferred Stockholders and, with respect to the derivative claim only, by MPI and all of its stockholders. MPI Preferred Stockholders who own their shares at the time the Settlement becomes effective and who do not opt out of the Settlement will receive instructions for surrendering their shares of MPI Preferred Stock and receiving the cash payment and their new shares of CMP Preferred Stock. MPI Preferred Stockholders who sell or otherwise transfer their shares of MPI Preferred Stock prior to the time the Settlement becomes effective will be bound by the Settlement as described above, but will not be entitled to receive the cash payment or new shares of CMP Preferred Stock.

         If the proposed Settlement is not approved, the actions will continue, and it may be several years before any final determination is made by the courts on the merits of the claims.

                              THE SETTLEMENT CLASS
                              --------------------

         All persons who owned shares of MPI's $.78 Convertible Series A preferred stock (the "MPI Preferred Stock") as of October 23, 1995 and their successors in interest are "Potential Settlement Class Members." Potential Settlement Class Members who do not opt out of the Settlement will be referred to herein as members of the "Settlement Class." Since the Settlement entails, among other things, the exchange of MPI Preferred Stock for cash payments and shares of preferred stock of CMP ("CMP Preferred Stock"), only those members of the Settlement Class who are holders of MPI Preferred Stock as of date on which the Settlement becomes effective (the "Current MPI Preferred Stockholders") and who do not opt out of the Settlement will receive the settlement consideration described herein. Potential Settlement Class Members who sell or otherwise transfer their shares of MPI Preferred Stock prior to the Settlement Effective Date will still be bound by and subject to the terms of the Settlement, but will transfer their right to receive the settlement consideration described herein to the acquiror of their shares of MPI Preferred Stock. MPI Preferred Stockholders who acquire their share of MPI Preferred Stock after _________, 199__ will not be permitted to opt out, but, if they own their shares on the Settlement Effective Date, will be entitled to receive the settlement consideration.

                    BACKGROUND AND DESCRIPTION OF THE ACTIONS
                    -----------------------------------------

         MPI is a Delaware corporation which, through its own operations and those of its subsidiaries, is engaged in the business of acquiring, owning, managing and developing real estate, and other real estate related businesses. Defendant Concord is a Delaware corporation wholly owned by defendants Robert and Leonard Mandor (the "Concord Defendants"). The Concord Defendants, together with Geoffrey Aaronson, Harvey

Jacobson and Gregory McMahon, are directors and executive officers of MPI, and, at the time of the Transactions (as defined herein) were, along with Defendant Joan LeVine, directors and officers of MPI. Defendants Geoffrey Aaronson, Harvey Jacobson and Gregory McMahon were also the only members of the Related Party Transaction Committee of MPI's Board of Directors, which committee was appointed by the Board to evaluate the fairness of possible transactions with parties related to MPI, including the Acquisition (defined herein) challenged by

Plaintiff.

         In September 1995, MPI distributed to each holder of common stock of MPI ("MPI Common Stock") and to each holder of MPI Preferred Stock, a Proxy Statement Information Statement (the "Proxy Statement") describing certain transactions to be considered and approved at a Special Meeting of MPI's stockholders held on October 23, 1995, whereby: (i) MPI would acquire certain wraparound notes, wraparound mortgages and fee interests from subsidiaries and affiliates of Concord in exchange for $500,005 in cash and the issuance to such subsidiaries and affiliates of Concord of 2,544,654 shares of MPI Common Stock (the "Acquisition"); (ii) 16 properties owned by MPI would be transferred (the "Transfer") to Union Property Investors, Inc. ("UPI"), a Delaware corporation and a then wholly-owned subsidiary of MPI; and (iii) UPI would be recapitalized (the "Recapitalization") and thereafter, all of the outstanding shares of UPI's common stock would be distributed to of MPI Common Stockholders on a share-for-share basis and for no consideration (the "Spin-Off") the Acquisition, Transfer, Recapitalization and Spin-Off and the transactions contemplated thereby, including the Proxy Statement and the special meeting of MPI's stockholders held on October 23, 1995 and the actions contemplated thereby are collectively referred to herein as the "Transactions"). The Acquisition required the approval of a majority of the shares of MPI Common Stock, and the Transfer and Spin-

Off were contingent on the approval the Acquisition. On October 23, 1995, the holders of MPI Common Stock approved the Acquisition. The Transfer and the Spin-Off were completed in October 1995 and November 1995, respectively.

         On January 30, 1996, the Plaintiff, a holder of MPI's Preferred Stock, filed a purported class action complaint on behalf of the MPI Preferred Stockholders in the Delaware Chancery Court (the "Court") claiming that the Transactions breached the Defendants' fiduciary duty and an implied obligation of good faith owed to the holders of the MPI Preferred Stock. The Plaintiff generally alleged that by causing MPI to engage in the Transactions, the Defendants benefitted the Concord Defendants at the expense of the MPI Preferred Stockholders. On February 12, 1996, the Defendants moved to dismiss the complaint for failure to state a claim.

         The Plaintiff filed an amended complaint on June 5, 1996 that included additional counts challenging the Transactions as violating Section 271 of the Delaware General Corporation Law and several provisions of the Certificate of Designations governing the MPI Preferred Stock. On June 19, 1996, the Defendants moved to dismiss the amended complaint and on October 26, 1996, the Court ruled that the remedy of rescission would not be available in the action.

         While the remainder of the Defendants' motion to dismiss was before the Court, the Plaintiff, on December 9, 1996, commenced a second action and sought dismissal, without prejudice, of the first action. The second action contained a single claim alleging that the Transactions constituted a breach of fiduciary duty to the MPI Preferred Stockholders. The Defendants moved to dismiss, or in the alternative, to stay the second action.


         On May 12, 1997, the Court dismissed the second action in its entirety and dismissed the breach of fiduciary duty claim in the first action. The Court also dismissed the claim under Section 271 of the Delaware General Corporation Law on the ground that the Plaintiff had no standing to sue for violation of that statute. The Court denied the motion to dismiss the Plaintiff's contractual claims against MPI alleging breaches of the Certificate of Designations governing the MPI Preferred Stock, and granted leave to further amend the complaint in the first action to assert a derivative claim challenging the fairness of the Acquisition. The Plaintiff subsequently filed a second amended complaint asserting such a claim.

         On June 4, 1997, the Plaintiff appealed the Court's ruling of May 12, 1997, and thereafter, the Defendants moved to dismiss the appeal and cross-appealed from the Court's decision insofar as it declined to dismiss the claims based on the Certificate of Designations. During the pendency of the appeal and the cross-appeal, the parties negotiated the proposed Settlement which would dispose of all aspects of the pending litigation and asked the Delaware Supreme Court to remand the matter to the Court for consideration of the terms of the Settlement.

         The Plaintiff decided to enter into the proposed Settlement after taking into account (i) the benefits to the MPI Preferred Stockholders and MPI from the Settlement, (ii) the risks of continued litigation, (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of the parties' Stipulation and Agreement of Settlement (the "Stipulation"), and (iv) the conclusion by the Plaintiff and his counsel that the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of MPI and the MPI Preferred Stockholders.

         The Defendants decided to settle this matter after taking into account
(i) the Settlement's beneficial impact on the holders of MPI Common Stock by precluding claims of MPI Preferred Stockholders relating to the right of MPI Preferred Stockholders to convert their shares into MPI Common Stock at a higher ratio as part of the Transactions, (ii) the elimination of liability for claims or potential claims by the MPI Preferred Stockholders and derivative claims by stockholders of MPI relating to, or arising from, the Transactions, and (iii) avoiding delay and significant expenses associated with continued litigation.

         As part of the Settlement, the parties desire to settle and dismiss with prejudice the Actions and any and all claims that have been or could have been asserted therein by MPI or any and all members of the Settlement Class and any derivative claims arising out of or relating to Transactions (the "Claims")

on the terms and conditions reflected in the Stipulation.

                                 THE SETTLEMENT
                                 --------------

         The Settlement provides that each Current MPI Preferred Stockholder who does not opt out of the Settlement shall, in exchange for each share of his or her MPI Preferred Stock, receive $0.75 in cash (the "Cash Payment") and one share of preferred stock of Concord Milestone Preferred, Inc. ("CMP") (the shares of CMP Preferred Stock to be issued in the Settlement are referred to herein as the "Settlement Shares" and the Settlement Shares and the Cash Payment are collectively referred to herein as the "Settlement Consideration"). CMP is a Delaware corporation and a wholly-owned subsidiary of Concord. Each share of CMP Preferred Stock (i) will have a liquidation preference of $2.25, (ii) shall be subject to optional redemption by the Board of Directors of CMP at a redemption price of $2.25 per share (the "Redemption Price") at any time prior to the fifth anniversary of the Settlement Effective Date, and (iii) shall, if outstanding on the fifth anniversary of the Settlement Effective Date, be redeemed at such time by CMP for the

Redemption Price. The obligation of CMP to redeem the CMP Preferred Stock shall be secured by a letter of credit from a commercial bank located in New York City with assets in excess of $1 billion.

         In addition, any holder of CMP Preferred Stock who does not want to wait the full five years for his or her shares of CMP Preferred Stock to be redeemed at the full redemption price will be entitled to have his or her shares redeemed by CMP at any time after the Settlement Effective Date at the applicable reduced redemption price listed in the "Summary of Notice" section.

         Requests by CMP Preferred Stockholders for early redemption of their shares of CMP Preferred Stock shall be made in writing to CMP at 5200 Town Center Circle, Boca Raton, Florida 33486, Attn: Director of Stockholder Services. Upon receipt of any such request, CMP shall send to the requesting CMP Preferred Stockholder a letter of transmittal to be completed and returned to CMP by such stockholder. The "Date of Requested Redemption," for purposes of determining the redemption price to be paid to a CMP Preferred Stockholder by CMP, shall be deemed to be the date on which CMP receives a completed letter of transmittal from such stockholder accompanied by the documentation required by the letter of transmittal to be delivered therewith.

         The CMP Preferred Stock differs substantially from the MPI Preferred Stock which it will replace. CMP has no business and, other than the issuance and redemption of the CMP Preferred Stock, will conduct no operations; MPI, on the other hand, is engaged in the business of owning, acquiring, managing, developing and investing in real estate and real estate related assets. The CMP Preferred Stock will not be listed on any exchange and will not be publicly traded; the MPI Preferred Stock is listed on the New York Stock Exchange and is publicly traded. The CMP Preferred Stock must be redeemed on the fifth anniversary of the Settlement Effective Date at a price of $2.25 per share and CMP's obligation to redeem the CMP Preferred Stock will be secured by a letter of credit; the MPI Preferred Stock has a redemption price of $10 per share plus all accrued dividends, but is not required to be redeemed at any time, and the redemption thereof is not secured by a letter of credit. The CMP Preferred Stock has no dividend rights; the MPI Preferred Stock has the preferential right to receive a quarterly dividend of $.195 per share before dividends can be paid on the MPI Common Stock, although MPI is not obligated to declare any such dividends and has not done so since December 1995. The CMP Preferred Stock has no voting or conversion rights; the MPI Preferred Stock has voting rights and each share is convertible, subject to adjustment, into 1.1 shares of MPI Common Stock.

         In addition, the CMP Preferred Stock will not be listed on any exchange and will not be publicly traded; the MPI Preferred Stock is currently listed on the New York Stock Exchange and is publicly traded, although, MPI expects that if the Settlement is approved and consummated, the MPI Preferred Stock will be delisted from the New York Stock Exchange. As such, no assurance can be given that there will be a public market for the MPI Preferred Stock if and after the Settlement is consummated. There can also be no assurance as to the prices at which the MPI Preferred Stock will trade prior to or after the consummation of the Settlement.

         If you owned shares of MPI Preferred Stock at any time between October 23, 1995 and _________, 199_ (the "Record Date") and do not wish to be a member of the Settlement Class, you may opt out of and be excluded from the Settlement by following the procedures set forth in the section of this Settlement Notice entitled "RIGHT TO OPT OUT."

         Pursuant to the terms of the Stipulation, if Current MPI Preferred Stockholders owning more than 10% of the shares of MPI Preferred Stock outstanding on the Record

Date choose to opt out and be excluded from the Settlement, MPI and the other Defendants may elect not to proceed with the Settlement. Shares of MPI Preferred Stock held by stockholders who elect to opt out of the Settlement and who, prior to the effective date of the Settlement, sell or otherwise transfer their shares of MPI Preferred Stock, will not be counted towards such 10% threshold.

         Current MPI Preferred Stockholders who opt out of the Settlement, Potential Settlement Class Members who sell or transfer their shares of MPI Preferred Stock prior to the effective date of the Settlement, and MPI Common Stockholders will not receive the Settlement Consideration under the terms of the Stipulation.

         If the Settlement is approved by the Court, each Settlement Class member and, with respect only to derivative claims made on behalf of MPI, MPI and its stockholders, shall fully, finally and forever compromise, settle, release and dismiss with prejudice, any and all claims, rights, demands, liabilities, actions, causes of action, suits, damages, losses, obligations, matters and issues, whether asserted or unasserted, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, material or immaterial (collectively, the "Claims"), which (a) have been, could have been or in the future can or might be asserted in the Actions (including, without limitation, claims arising under the federal securities laws), by or on behalf of MPI, the Plaintiff or any members of the Settlement Class, whether individual, class, derivative, representative legal, equitable or of any other type or in any other capacity which have been or could have been asserted in the Actions or against any of the Defendants in the Actions or any of their families, affiliates, associates and subsidiaries, and each of their respective present or former officers, directors, stockholders, agents, employees, attorneys, representatives, financial and other advisors, investment or commercial bankers, trustees, general and limited partners and partnerships, heirs, executors, personal representatives, estates, administrators, predecessors, successors and assigns (collectively, the "Defendants' Affiliates") and any other person or entity acting for or on behalf of any Defendant (collectively, the "Released Persons") and (b) which arise out of or relate in any manner whatsoever, directly or indirectly, to any of the allegations, facts, events, transactions, occurrences, acts, representations, statements, misrepresentations or omissions, or any other matter, thing or cause whatsoever, or any series thereof, involved, embraced, set forth or otherwise referred or related directly or indirectly to the Transactions, the Actions, any complaint in the Actions, the adjustment made to the conversion ratio for the MPI Preferred Stock in connection with the Transactions, or any public filings or other statements that were issued in connection with the Transactions by any Released Person in the Actions (the Claims referred to in clauses (a) and (b) of this paragraph shall collectively be referred to herein to as the "Settled Claims").

         The Settlement will become effective at such time as the Final Order and Judgment approving the Settlement, if entered by the Court, shall become final and not subject to further appeal or review. In the event that the Settlement is not approved, the Stipulation shall be of no further force and effect and each party shall be restored to his, her or its respective position prior to entering into the Stipulation, except that all costs and expenses of providing this Settlement Notice to the Settlement Class and to MPI Common Stockholders shall be paid by MPI.

         The release and dismissal with prejudice described above shall not become effective unless and until the Final Order becomes final and no longer subject to appeal or other contingencies.

                           REASONS FOR THE SETTLEMENT
                           --------------------------

         Plaintiff and his counsel have agreed to and are recommending the Settlement based upon the following considerations. First, the Settlement Consideration will provide significant value to Settlement Class members who own their shares of MPI Preferred Stock as of the effective date of the Settlement. Prior to the public announcement of the Settlement, the MPI Preferred Stock had a market value of approximately $0.50 per share. Under the terms of the Settlement, on the effective date of the Settlement, each share of MPI Preferred Stock will be exchanged for $0.75 in cash and one share of CMP Preferred Stock which will have a liquidation preference and redemption value of $2.25 per share. Second, there are significant risks in continued litigation. While Plaintiff and his counsel believe the claims asserted are meritorious, there is a possibility of an adverse outcome on liability or damages. Defendants have presented a number of defenses, and already have succeeded in obtaining dismissal of several of the Plaintiff's claims. Third, proceeding with the litigation could result in a substantial delay before the Settlement Class would obtain any recovery. The Court's rulings dismissing portions of Plaintiff's claims were on appeal to the Delaware Supreme Court at the time the Settlement was reached. Completion of briefing and argument on appeal, discovery and trial after remand in the event the Plaintiff's appeal proved successful, and ultimately, the issuance of a detailed opinion by the Chancery Court after trial would take years to complete. Following a decision after trial, there may well be an appeal by Defendants of any adverse judgment. Thus, as much as two years or more could pass before the litigation would finally be concluded and MPI and the Settlement Class members could actually recover on a judgment. After considering the foregoing, the Plaintiff and counsel for the Settlement Class have concluded that the Settlement is fair to and in the interest of MPI and the Settlement Class.

                               SETTLEMENT HEARING
                               ------------------

         The Settlement Hearing is scheduled for __:__0 __.m. (New York time) on __________, 199__, before the Honorable Myron T. Steele, Vice Chancellor of the Court of Chancery at the Kent County Courthouse, 38 The Green, Dover, Delaware.
         At the Settlement Hearing the parties will ask the Court (i) to determine whether the Settlement, as reflected in the terms of the Stipulation, is fair, reasonable, adequate and in the best interests of the Settlement Class and MPI, (ii) to determine whether judgment should be entered in the Actions pursuant to the Settlement which will, among other things dismiss the Actions with prejudice, and (iii) to rule on such other matters as the Court may deem appropriate.

         If you were a holder of shares of MPI Preferred Stock between October 23, 1995 and __________, 199__ and held the stock beneficially for others, or if you were a holder of shares of MPI Common Stock as of ____________, 199__ and held the stock beneficially for others, you are requested to forward this Notice to the beneficial owner. In addition, if you acquire stock for the account of others after the Record Date, you are requested to forward this Notice to the beneficial owner of such shares. Additional copies of the Settlement Notice will be made available to you for this purpose upon request directed to MPI at:

                                    Milestone Properties, Inc.
                                    5200 Town Center Circle
                                    Boca Raton, FL  33486
                                    Attention: Director of Stockholder Services

                      RIGHT TO APPEAR AT SETTLEMENT HEARING
                      -------------------------------------

         Any Potential Settlement Class Member who does not opt out of the Settlement and any MPI Common Stockholder who objects to the Stipulation or the Settlement, or who otherwise wishes to be heard, may appear in person or by his, her or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no person other than the plaintiffs, defendants and their counsel in these actions shall be heard, and no papers, briefs, pleadings or other documents submitted by any such person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless no later than ten days prior to the Settlement Hearing, (i) a written notice of the intention to appear, (ii) a detailed statement of such person's objections to any matter before the Court, and (iii) the grounds therefor or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the court to consider, shall be served by hand or first class mail, postage prepaid, with the Register in Chancery and the following counsel of record at the respective addresses listed below:

                                    REGISTER IN CHANCERY
                                    1020 North King Street
                                    Wilmington, DE 19801

                                    PRICKETT, JONES, ELLIOTT, KRISTOL SCHNEE
                                    Michael Hanrahan
                                    April Caso Ishak
                                    1310 King Street
                                    P.O. Box 1328
                                    Wilmington, DE 19899
                                    Attorneys for Defendants


                                    ROSENTHAL, MONHAIT, GROSS & GODDESS
                                    Joseph A. Rosenthal
                                    Kevin Gross
                                    Suite 1401, Mellon Bank Center
                                    Wilmington, DE 19899
                                    Attorneys for Plaintiff and the Class

         Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall be forever barred from raising such objection or otherwise contesting the Settlement in this or any other action or proceeding.

                                RIGHT TO OPT OUT
                                ----------------

         Potential Settlement Class Members (other than those who acquire shares of MPI Preferred Stock after the Record Date) shall have 45 days from the date of this Settlement Notice in which to opt out of the Settlement Class and the Settlement (the 45th day shall be referred to herein as the "Final Opt-Out Date") by mailing a letter prior to the Final Opt-Out Date to the Register in Chancery and to each counsel of record at the addresses listed in "RIGHT TO APPEAR AT SETTLEMENT HEARING" above, which letter shall set forth (i) the name, address, telephone number and social security number or employer identification number, as applicable, of such stockholder (ii) the number of shares of MPI Preferred Stock owned by such stockholder and, if available, the certificate number(s) of the stock certificate(s) representing such shares, (iii) if the shares of MPI Preferred Stock owned by such stockholder are not or were not held of record or registered in such stockholder's name on the books and records of MPI, the letter shall indicate the name or brokerage firm and account in which such shares of MPI Preferred Stock were registered and shall include evidence of such member's ownership thereof, and (iv) that such stockholder elects to opt out of the Settlement. Any Potential Settlement Class Member who does not return an opt-out election on or prior to the Final Opt-Out Date shall be deemed a member of the Settlement Class and shall be bound by, and subject to, the terms and conditions of the Stipulation and all court orders affecting the Settlement Class. Any Potential Settlement Class Member who elects to opt out of the Settlement and, prior to the effective date of the Settlement, sells or otherwise transfers his or her shares of MPI Preferred Stock shall not be entitled to receive the Settlement Consideration and his or her shares of MPI Preferred Stock shall not be included in determining the total number of shares for which opt-out elections have been submitted. In addition, any MPI Preferred Stockholder who acquires his or her shares of MPI Preferred Stock after the Record Date will not be entitled to opt out of the Settlement, although such stockholder will be entitled to receive the Settlement Consideration if such stockholder holds his or her shares of MPI Preferred Stock on the Settlement Effective Date.

                           INFORMATION CONCERNING MPI

                           --------------------------

         MPI is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site at "http://www.sec.gov" that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. In addition, materials filed by MPI can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which the MPI Common Stock and MPI Preferred Stock are listed.

         EACH MPI STOCKHOLDER IS URGED TO REVIEW THE FOLLOWING PUBLICLY FILED DOCUMENTS OF MPI AND DISCUSS THE TERMS OF THE SETTLEMENT WITH THEIR FINANCIAL AND OTHER ADVISORS:

                  1. Annual Report of MPI on Form 10-K for the fiscal year ended December 31, 1996;

                  2. Quarterly Reports of MPI on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

                  3.       Proxy Statement of MPI dated April 24, 1997; and

                  4. The description of the MPI Common Stock and MPI Preferred Stock contained in the Proxy Statement dated September 12, 1995.

         DOCUMENTS RELATING TO MPI (OTHER THAN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE TO EACH MPI PREFERRED STOCKHOLDER AND MPI COMMON STOCKHOLDER TO WHOM THIS NOTICE IS DELIVERED, UPON

WRITTEN OR ORAL REQUEST FROM MPI AT 5200 TOWN CENTER CIRCLE, BOCA RATON, FL 33486, ATTENTION: KAREN RENZA (TELEPHONE NO. 561-394-9260). IN ORDER TO ENSURE

TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY
_________________, 1997.

                                 ATTORNEYS' FEES
                                 ---------------

         If the Settlement is approved by the Court at the Settlement Hearing or at such later time as the Court may direct, Defendants have agreed not to oppose an application by the plaintiff for attorneys' fees and expenses of plaintiff's counsel in connection with the Settlement in an aggregate amount not to exceed $650,000. MPI will pay such fees and expenses in the amount awarded by the Court.

                        BAR AGAINST FILING OTHER LAWSUITS
                        ---------------------------------

         Pending final determination of whether the Stipulation should be approved, the plaintiff and all members of the Settlement Class and, as to the derivative claim, MPI and its stockholders, shall not commence or prosecute any action in any form asserting any claims, either directly, representatively, derivatively or in any other capacity, against the defendants or any other person or entities which have been or could have been asserted, or which arise out of or relate in any way to, the Settled Claims.

                   SCOPE OF THIS NOTICE AND FURTHER INQUIRIES
                   ------------------------------------------

         THIS SETTLEMENT NOTICE DOES NOT PURPORT TO BE A COMPREHENSIVE DESCRIPTION OF THE CONSOLIDATED ACTION OR THE PLEADINGS, THE TERMS OF THE SETTLEMENT OR THE SETTLEMENT HEARING. For more complete information concerning the litigation and the proposed

Settlement, you may inspect the pleadings, the Stipulation, and other papers and documents filed with the Court in these actions, during normal business hours at the Office of the Register in Chancery of the Court of Chancery of the State of Delaware, Daniel L. Herrmann Courthouse, 1020 King street, New Castle County, Wilmington, Delaware.

                               BY ORDER OF THE COURT:


                               --------------------------------------
                               Register in Chancery                   1997



Dated ____________________, 1997

  EXHIBIT E TO STIPULATION/EXHIBIT 1 TO SETTLEMENT NOTICE


                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

JOHN WINSTON,                            )
                                         )
                                         )
                                         )
                  Plaintiff,             )        C.A. Nos. 14807 & 15416
                                         )
                  V.                     )
                                         )
LEONARD S. MANDOR, ROBERT A.             )
MANDOR, JOAN LEVINE, HARVEY              )
JACOBSON, GREGORY MCMAHON                )
GEOFFREY S. AARONSON,                    )
MILESTONE PROPERTIES, INC. and           )
CONCORD ASSETS GROUP, INC.,              )
                                         )
                           Defendants.   )

                            FINAL ORDER AND JUDGMENT
                            ------------------------

         A hearing having been held before this Court on ___________________, pursuant to the Court's Order of __________ __, 1997 (the "Scheduling Order"), upon a Stipulation and Agreement of Settlement, dated __________ __, 1997 (the "Stipulation"), of the above-captioned actions (the "Actions"), which Stipulation and Scheduling Order are incorporated herein by reference; it appearing that due notice of said hearing has been given in accordance with the aforesaid Scheduling Order; the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the proposed Settlement (as defined in the Stipulation); the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard or desiring to opt out of the Settlement in accordance with the Scheduling Order; the Court having determined that notice to the Settlement Class certified in the Actions and to the MPI Common Stockholders as of the Record Date (as each of such terms is defined in the Stipulation) pursuant to the aforesaid Scheduling Order was adequate and sufficient and the entire matter of the proposed Settlement having been heard and considered by the Court;

         IT IS HEREBY ORDERED, ADJUDGED AND DECREED this ____ day of ____________, 199__, that:

         1. The form and manner of notice given to the members of the Settlement Class and to the MPI Common Stockholders as of the Record Date is hereby determined to have been the best practicable notice under the circumstances and to have been given in full compliance with the requirements of due process and of Chancery Court Rules 23 and 23.1.

         2. Certification of a class is appropriate because (i) the Settlement Class is so numerous that joinder of all members is impracticable, (ii) there are questions of law or fact common to the Settlement Class, (iii) the claims of Settlement Class Plaintiff are typical of the claims of the other Settlement Class members, and (iv) the Settlement Class Plaintiff has fairly and adequately protected the interests of the Settlement Class. The Court further finds that the Settlement Class meets the criteria of Chancery Court Rule 23(b)(3) in that questions of law or fact common to the members of the Settlement Class predominate over any questions affecting only individual members and a class action is superior to other available methods for the fair and efficient adjudication of the controversy. Settlement Class members objecting to the Settlement who acquired their shares of MPI Preferred Stock prior to the Record Date had ample opportunity to object to the Settlement or opt out of the Settlement Class. With respect to Settlement Class Members who acquire their shares of MPI Preferred Stock subsequent to the Record Date, the criteria of Chancery Court Rule 23(b)(2) are met because MPI has acted with respect to the rights of such stockholders in a manner generally consistent with Settlement Class Members who acquired their shares of MPI Preferred Stock prior to the Record Date, and their claim relating to the MPI Preferred Stock would be for injunctive relief or corresponding declaratory relief.

         3. In approving settlement of the derivative claims, the Court has considered (a) the probability of the validity of Plaintiff's claims; (b) apparent difficulty of enforcing claims through the courts; (c) the collectability of any judgments; (d) the delay, expense and trouble of litigation; (e) the consideration to be received by the Settlement Class as compared with the potential recovery for the Settlement Class if the Actions were litigated to a conclusion; (f) the views of the parties as to the terms of the Settlement, both pro and con; and (g) the adequacy of representation by counsel for the Plaintiff.

         4. The Settlement is approved as fair, reasonable, adequate and in the best interests of the Settlement Class, MPI and its stockholders and shall be consummated by the parties to the Stipulation in accordance with its terms and subject to its conditions.

         5. The Actions are hereby dismissed with prejudice against Plaintiff and each member of the Settlement Class on the merits, each party to bear its own costs, except as provided herein, and each Settlement Class member and, with respect only to derivative claims brought on behalf of MPI (as defined in the Stipulation), MPI and each stockholder of MPI, shall fully, finally and forever compromise, settle, release and dismiss with prejudice any and all claims, rights, demands, liabilities, actions, causes of action, suits, damages, losses, obligations, matters and issues, whether asserted or unasserted, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, material or immaterial (collectively, the "Claims") which (a) have been, could have been or in the future can or might be asserted in the Actions (including, without limitation, claims arising under the federal securities laws), by or on behalf of MPI, the

Plaintiff or any members of the Settlement Class, whether individual, class, derivative, representative legal, equitable or of any other type or in any other capacity which have been or could have been asserted in the Actions or against any of the Defendants in the Actions or any of their families, affiliates, associates and subsidiaries, and each of their respective present or former officers, directors, stockholders, agents, employees, attorneys, representatives, financial and other advisors, investment or commercial bankers, trustees, general and limited partners and partnerships, heirs, executors, personal representatives, estates, administrators, predecessors, successors and assigns (collectively, the "Defendants' Affiliates") and any other person or entity acting for or on behalf of any Defendant (collectively, the "Released Persons") and (b) which arise out of or relate in any manner whatsoever, directly or indirectly, to any of the allegations, facts, events, transactions, occurrences, acts, representations, statements, misrepresentations or omissions, or any other matter, thing or cause whatsoever, or any series thereof, involved, embraced, set forth or otherwise referred or related directly or indirectly to the Transactions, the Actions, any complaint in the Actions, the adjustment made to the conversion ratio for the MPI Preferred Stock in connection with the Transactions, or any public filings or other statements that were issued in connection with the Transactions by any Released Person in the Actions including, without limitation, any and all claims, rights and demands which any Defendant may have against any other Defendant (the Claims referred to in clauses (a) and (b) of this paragraph shall collectively be referred to hereinafter as the "Settled Claims").

         6. Notwithstanding any other provision of this Order, the dismissal with prejudice and releases provided for in paragraph 5 of this order shall not become effective as to any Released Person until the Final Order approving the Settlement becomes final and is no longer subject to appeal, whether by the passage of time, affirmance on appeal or otherwise, and subject to the satisfactory completion of obligations and contingencies contained in the Stipulation.

         7. The Plaintiff and all members of the Settlement Class and, as to the derivative claim, MPI and all stockholders of MPI, directly, representatively, derivatively or in any other capacity, are permanently barred and enjoined from instigating, instituting, commencing, asserting, prosecuting, continuing or participating in any way in the maintenance of any of the Settled Claims in any court or tribunal of this or any other jurisdiction.


         8. The attorneys for the Plaintiff are awarded attorneys fees and expenses in the aggregate amount of $_______ to be paid by MPI in accordance with the terms of the Stipulation.

         9. Without affecting the finality of this Final Order and Judgment in any way, this Court reserves jurisdiction over all matters relating to the administration and consummation of the settlement.


                                                    ----------------------------
                                                    Myron T. Steele
                                                    Vice Chancellor